SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15 (d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): December 18, 2006

                             Banner Corporation
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

     Washington                    0-26584                 91-1691604
----------------------------     -----------            ------------------
State or other jurisdiction      Commission             (I.R.S. Employer
of incorporation                 File Number            Identification No.)

10 S. First Avenue, Walla Walla, Washington                    99362
-------------------------------------------                  --------
(Address of principal executive offices)                    (Zip Code)

     Registrant's telephone number (including area code)  (509) 527-3636

                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 18, 2006, Banner Corporation, a Washington corporation ("Banner") entered into an Agreement and Plan of Merger (the "Merger Agreement") with San Juan Financial Holding Company of Friday Harbor, Washington ("San Juan"). Under the terms of the Merger Agreement, San Juan will be merged with and into Banner, with Banner being the surviving institution. San Juan's subsidiary financial institution, Islanders Bank, a state chartered commercial community bank, will remain independent as a subsidiary of Banner.

     Under the terms of the Merger Agreement, which has been unanimously approved by the Boards of Directors of Banner and San Juan, each share of San Juan common stock will be converted into 2.2503 shares of Banner common stock and $16.48 in cash, subject to certain conditions and assuming 364,078 shares of San Juan common stock are outstanding at the closing of the transaction. Based upon the closing price for Banner's common stock on December 18, 2006 of $42.43 per share, the consideration is equivalent to $111.96 per share of San Juan common stock. In addition to the foregoing, additional consideration will be paid by Banner to the San Juan shareholders in the event the transaction has not closed by March 31, 2007 and the failure to close is not a result of San Juan's failure to perform or observe the covenants and agreements of San Juan set forth in the Merger Agreement. The additional consideration will be equal to the amount of any dividends paid to Banner shareholders with a record date on or after March 31, 2007, but before the closing date of the transaction, that would have been payable on the Banner common stock issued and outstanding if the closing of the transaction had occurred on March 31, 2007. Furthermore, a special distribution may be paid by San Juan to its shareholders that consists of the net after tax proceeds from San Juan's disposal, by the close of the transaction and pursuant to the terms of the Merger Agreement, of its interests in San Juan Title LLC. The amount received by San Juan from the disposal of San Juan Title LLC will be subject to verification by Banner.

     The transaction, which is valued at approximately $40.8 million, is expected to close in the second quarter of 2007, pending San Juan shareholder and regulatory approval and the satisfaction of other customary closing conditions. San Juan has agreed to pay a termination fee in the event the Merger Agreement is terminated under certain conditions. All of the directors and certain officers of San Juan have entered into voting agreements pursuant to which they have agreed to vote their shares in favor of the transaction.

     For additional information regarding the terms of the proposed transaction, reference is made to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Additional Information and Where to Find it

     Banner intends to file with the Securities and Exchange Commission a registration statement on Form S-4, and San Juan expects to mail a proxy statement/prospectus to its security holders, containing information about the transaction. Investors and security holders of Banner and San Juan are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Banner, San Juan and the proposed merger. In addition to the registration statement to be filed by Banner and the proxy statement/prospectus to be mailed to the security holders of San Juan, Banner files annual, quarterly and current reports, proxy statements and other information with the Securities and

Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov. The documents filed by Banner, may also be obtained free of charge from Banner by requesting them in writing at Banner Corporation, 10 South First Avenue, Walla Walla, WA 99362, or by telephone at (509) 527-3636. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by Banner on its website at www.bannerbank.com.

Item 8.01    Other Events.

     On December 19, 2006, Banner and San Juan issued a joint press release announcing the execution by and between Banner and San Juan of an Agreement and Plan of Merger, dated as of December 19, 2006.

     Attached as Exhibit 99.1 and incorporated herein by reference, is a copy of the joint press release issued by Banner on December 190, 2006, announcing the signing of the merger agreement. A presentation that Banner is presenting to investors on December 20, 2006 is included as Exhibit 99.2 to this report in a pdf file, which will be formally filed in a separate Form 8-K Current Report.

Forward-looking Statements

     This Form 8-K and the exhibits hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and other guidance on future periods (including, among others, statements regarding the benefits of the acquisition of San Juan by Banner), which forward-looking statements are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from stated objectives. These factors include but are not limited to: competition in the financial services market for both deposits and loans as well as regional and general economic conditions; and Banner's ability to successfully complete consolidation and conversion activities, incorporate acquisitions into its operations, retain key employees, increase its customer base, achieve cost savings and successfully generate commercial, consumer and real estate loans. Additional factors that may affect future results are contained in Banner filings with the SEC, which are available at the SEC web site http://www.sec.gov, including in Banner Annual Report on Form 10-K for the year ended December 31, 2005, under the heading "Risk Factors." Banner undertakes no responsibility to update or revise any forward-looking statements.

Item 9.01  Financial Statements and Exhibits

     (d)  Exhibits

          2.1 Agreement and Plan of Merger dated December 18, 2006 by and among Banner Corporation and San Juan Financial Holding Company.

          99.1   Press Release dated December 19, 2006.

          99.2 Presentation of Banner dated December 19, 2006 (filed as a pdf file to this Form 8-K and to be formally filed in a separate Form 8-K Current Report).

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   BANNER CORPORATION



                                    /s/D. Michael Jones
Date: December 19, 2006         By: -----------------------------------
                                    D. Michael Jones
                                    President and Chief Executive Officer

                              Exhibit  2.1

          Agreement and Plan of Merger dated December 18, 2006 by and among Banner Corporation and San Juan Financial Holding Company

                       AGREEMENT AND PLAN OF MERGER

                              by and between

                    SAN JUAN FINANCIAL HOLDING COMPANY

                                   and

                            BANNER CORPORATION


                          _____________________


                      DATED AS OF DECEMBER 18, 2006



                            TABLE OF CONTENTS
                                                                        Page

                                ARTICLE I

                                THE MERGER

1.1    The Merger.....................................................   1
1.2    Effective Time.................................................   2
1.3    Effects of the Merger..........................................   2
1.4    Conversion of San Juan Financial Common Stock..................   2
1.5    Stock Options and Other Stock-Based Awards.....................   5
1.6    Additional Consideration.......................................   6
1.7    Articles of Incorporation of Banner............................   6
1.8    By-laws of Banner .............................................   6
1.9    Tax Consequences...............................................   6

                                ARTICLE II

                     DELIVERY OF MERGER CONSIDERATION

2.1    Exchange Agent.................................................   6
2.2    Deposit of Merger Consideration................................   7
2.3    Delivery of Merger Consideration...............................   7

                               ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF SAN JUAN FINANCIAL

3.1    Corporate Organization.........................................   9
3.2    Capitalization.................................................  11
3.3    Authority; No Violation........................................  12
3.4    Consents and Approvals.........................................  13
3.5    Reports; Regulatory Matters....................................  14
3.6    Financial Statements...........................................  15
3.7    Broker's Fees..................................................  16
3.8    Absence of Certain Changes or Events...........................  16
3.9    Legal Proceedings..............................................  17
3.10   Taxes and Tax Returns..........................................  17
3.11   Employee Matters. .............................................  18
3.12   Compliance with Applicable Law.................................  22
3.13   Certain Contracts .............................................  23
3.14   Risk Management Instruments ...................................  24
3.15   Investment Securities..........................................  25
3.16   Loan Portfolio.................................................  25
3.17   Property.......................................................  27

3.18   Intellectual Property..........................................  27
3.19   Environmental Liability .......................................  28
3.20   State Takeover Laws............................................  28
3.21   Reorganization; Approvals......................................  28
3.22   Opinions.......................................................  28
3.23   San Juan Financial Information.................................  29

                                ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF BANNER

4.1    Corporate Organization.........................................  29
4.2    Capitalization.................................................  30
4.3    Authority; No Violation........................................  31
4.4    Consents and Approvals.........................................  31
4.5    Reports; Regulatory Matters....................................  32
4.6    Financial Statements...........................................  33
4.7    Broker's Fees..................................................  34
4.8    Absence of Certain Changes or Events...........................  34
4.9    Legal Proceedings..............................................  35
4.10   Taxes and Tax Returns..........................................  35
4.11   Compliance with Applicable Law.................................  35
4.12   Intellectual Property..........................................  36
4.13   Risk Management Instruments....................................  36
4.14   Investment Securities .........................................  36
4.15   Property.......................................................  37
4.16   Environmental Liability .......................................  37
4.17   Loan Portfolio.................................................  38
4.18   Reorganization; Approvals......................................  39
4.19   Banner Information.............................................  39

                                ARTICLE V

                COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1    Conduct of Businesses Prior to the Effective Time..............  39
5.2    San Juan Financial Forbearances ...............................  39
5.3    Banner Forbearances............................................  42

                                ARTICLE VI

                          ADDITIONAL AGREEMENTS

6.1    Regulatory Matters.............................................  43
6.2    Access to Information..........................................  44
6.3    Shareholder Approval...........................................  45
6.4    Affiliates.....................................................  45

6.5    Nasdaq Listing.................................................  45
6.6    Employee Matters...............................................  45
6.7    Indemnification; Directors' and Officers' Insurance............  46
6.8    Additional Agreements..........................................  47
6.9    Advice of Changes..............................................  48
6.10   Exemption from Liability Under Section 16(b)...................  48
6.11   No Solicitation................................................  48
6.12   Special Distribution...........................................  50

                               ARTICLE VII

                           CONDITIONS PRECEDENT

7.1   Conditions to Each Party's Obligation to Effect the Merger......  50
7.2   Conditions to Obligations of Banner.............................  51
7.3   Conditions to Obligations of San Juan Financial.................  52

                               ARTICLE VIII

                        TERMINATION AND AMENDMENT
8.1   Termination.....................................................  53
8.2   Effect of Termination...........................................  55
8.3   Fees and Expenses; Termination Fees.............................  55
8.4   Amendment.......................................................  56
8.5   Extension; Waiver...............................................  56

                                ARTICLE IX

                            GENERAL PROVISIONS

9.1   Closing.........................................................  56
9.2   Nonsurvival of Representations, Warranties and Agreements.......  56
9.3   Notices.........................................................  57
9.4   Interpretation..................................................  58
9.5   Counterparts....................................................  58
9.6   Entire Agreement................................................  58
9.7   Governing Law; Jurisdiction.....................................  58
9.8   Publicity.......................................................  59
9.9   Assignment; Third Party Beneficiaries...........................  59

                     INDEX OF DEFINED TERMS


                                                                   Section
                                                                   -------

Additional Consideration........................................      1.6
Agency (Agencies)...............................................    3.16(d)
Aggregate Consideration.........................................     1.4(d)
Agreement.......................................................   Preamble
Alternative Proposal ...........................................    6.11(a)
Alternative Transaction.........................................    6.11(a)
Anticipated Closing Date........................................     1.4(d)
Articles of Merger .............................................       1.2
Average Closing Price...........................................     1.4(d)
Banner..........................................................   Preamble
Banner Articles.................................................     4.1(b)
Banner Benefit Plan.............................................     6.6(b)
Banner By-laws..................................................     4.1(b)
Banner Capitalization Date......................................     4.2(a)
Banner Common Stock.............................................     1.4(a)
Banner Disclosure Schedule......................................    Art. IV
Banner Fill Option..............................................     8.1(h)
Banner Leased Properties........................................     4.15
Banner Loans....................................................     4.17(a)
Banner Owned Properties.........................................     4.15
Banner Preferred Stock..........................................     4.2(a)
Banner Real Property............................................     4.15
Banner Regulatory Agencies......................................     4.5(a)
Banner Regulatory Agreement.....................................     4.5(b)
Banner Requisite Regulatory Approvals...........................     7.2(d)
Banner Restricted Share Right...................................     1.5(b)
Banner SEC Reports..............................................     4.5(c)
Banner Starting Price...........................................     8.1(g)
Banner Stock Plans..............................................     4.2(a)
Banner Subsidiary...............................................     4.1(a)
BHC Act.........................................................     3.1(b)
Business Day....................................................     1.4(d)
Certificate.....................................................     1.4(f)
Change in control Event.........................................     1.4(d)
Claim...........................................................     6.7(a)
Closing.........................................................      9.1
Closing Date....................................................      9.1
Code ...........................................................   Recitals
Confidentiality Agreements .....................................     6.2(b)
Controlled Group Liability......................................   3.11
Covered Employees...............................................     6.6(a)
Derivative Transactions.........................................     3.14(a)
Determination Date..............................................     1.4(d)

Disposition.....................................................     6.12
Disposition Proceeds............................................     6.12
Dissenting Shares...............................................     1.4(h)
Effective Time..................................................      1.2
Employment Agreement............................................     3.11
ERISA...........................................................     3.11
Exchange Act....................................................     3.13(a)
Exchange Agent..................................................      2.1
Exchange Agent Agreement........................................      2.1
Exchange Fund...................................................      2.2
Fairness Opinion ...............................................     3.22
FDIC............................................................     3.1(e)
Federal Reserve Board...........................................      3.4
Form S-4 .......................................................      3.4
GAAP ...........................................................     3.1(c)
Governmental Entity.............................................      3.4
Indebtedness....................................................     3.13(a)
Indemnified Parties. ...........................................     6.7(a)
Injunction......................................................     7.1(d)
Insurance Amount................................................     6.7(c)
Intellectual Property...........................................     3.18
IRS.............................................................    3.10(a)
Letter of Transmittal...........................................     2.3(a)
Liens...........................................................     3.2(b)
Loans...........................................................    3.16(a)
Lower Ceiling Price.............................................     1.4(d)
Lower Floor Price...............................................     1.4(d)
Material Adverse Effect.........................................     3.1(a)
Materially Burdensome Regulatory Condition......................     6.1(b)
Merger..........................................................   Recitals
Merger Consideration............................................     1.4(d)
Multiemployer Plan..............................................    3.11
Multiple Employer Plan..........................................    3.11(f)
Nasdaq..........................................................     1.4(d)
Other Regulatory Approvals......................................     3.4
Per Share Additional Consideration..............................     1.6
Per Share Cash Consideration....................................     1.4(d)
Per Share Stock Consideration...................................     1.4(d)
Permitted Encumbrances..........................................     3.17
Plan............................................................     3.11
Policies, Practices and Procedures..............................    3.15(b)
Proxy Statement.................................................     3.4
Qualified Plans.................................................     3.11
RCW.............................................................     1.3
San Juan Financial..............................................   Preamble
San Juan Financial Articles.....................................     3.1(b)

San Juan Financial Balance Sheet................................     3.6(a)
San Juan Financial Bank.........................................     3.1(c)
San Juan Financial Benefit Plan.................................     3.11
San Juan Financial By-laws......................................     3.1(b)
San Juan Financial Capitalization Date..........................     3.2(a)
San Juan Financial Common Stock.................................     1.4(b)
San Juan Financial Confidentiality Agreement....................     6.2(b)
San Juan Financial Contract.....................................    3.13(a)
San Juan Financial Criticized Assets............................    3.14(c)
San Juan Financial Disclosure Schedule..........................   Art. III
San Juan Financial ERISA Affiliate..............................     3.11
San Juan Financial Fill Option..................................     8.1(h)
San Juan Financial Financial Statements.........................     3.6(a)
San Juan Financial Leased Properties............................     3.17
San Juan Financial Options......................................     1.5(a)
San Juan Financial Owned Properties.............................     3.17
San Juan Financial Pool.........................................    3.16(g)
San Juan Financial Real Property................................     3.17
San Juan Financial Recommendation...............................     6.3
San Juan Financial Regulatory Agencies..........................     3.5(a)
San Juan Financial Regulatory Agreement.........................     3.5(b)
San Juan Financial Requisite Regulatory Approvals...............     7.3(d)
San Juan Financial Restricted Shares............................     1.5(b)
San Juan Financial Shareholders' Meeting........................     6.3
San Juan Financial Stock Plans..................................     1.5(a)
San Juan Financial Subsidiary...................................     3.1(c)
Sarbanes-Oxley Act..............................................     4.5(c)
SEC.............................................................     3.4
Securities Act..................................................     3.2(a)
Subsidiary......................................................     3.1(c)
Surviving Corporation...........................................   Recitals
Takeover Statutes...............................................     3.20
Tax Return......................................................    3.10(c)
Tax(es).........................................................    3.10(b)
Termination Fee.................................................    8.3(b)(i)
Total Cash Amount...............................................    1.4(d)
Total Stock Amount..............................................    1.4(d)
Unaudited San Juan Financial Balance Sheet......................    3.6(a)
Upper Ceiling Price.............................................    1.4(d)
Upper Floor Price...............................................    1.4(d)
Voting Debt.....................................................    3.2(a)
WBCA............................................................    1.1(a)
WDFI............................................................    3.5(a)
Withdrawal Liability............................................    3.11

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of December 18, 2006 (this "Agreement"), by and between SAN JUAN FINANCIAL HOLDING COMPANY, a Washington corporation ("San Juan Financial") and BANNER CORPORATION, a Washington corporation ("Banner").

                             W I T N E S S E T H:

     WHEREAS, the Boards of Directors of San Juan Financial and Banner have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for in this Agreement in which San Juan Financial will, on the terms and subject to the conditions set forth in this Agreement, merge with and into Banner (the "Merger"), so that Banner is the surviving corporation in the Merger (sometimes referred to in such capacity as the "Surviving Corporation");

     WHEREAS, for federal income Tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a "plan of reorganization" for purposes of Sections 354 and 361 of the Code; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
                                  ARTICLE I

                                 THE MERGER

     1.1 The Merger. (a) Subject to the terms and conditions of this Agreement, in accordance with the Washington Business Corporation Act (the "WBCA"), at the Effective Time, San Juan Financial shall merge with and into Banner. Banner shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Washington. As of the Effective Time, the separate corporate existence of San Juan Financial shall cease.

     (b) Banner may, with San Juan Financial's consent (which shall not be unreasonably withheld), at any time change the method or structure of effecting the combination (including by providing for the merger of San Juan Financial and a wholly owned subsidiary of Banner); provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (ii) adversely affect the Tax treatment of the Merger with respect to San Juan Financial's shareholders or
(iii) materially impede or delay consummation of the transactions contemplated by this Agreement. This Agreement and any related documents will be appropriately amended in order to reflect any such changed method or structure.

     1.2 Effective Time. The Merger shall become effective at the time set forth in the articles of merger that shall be filed with the Secretary of State of the State of Washington (the "Articles of Merger") on the Closing Date, in the form attached hereto as Exhibit A. The term "Effective Time" shall be the date and time when the Merger becomes effective as set forth in the Articles of Merger.

     1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Revised Code of Washington ("RCW") 23B.11.060 and other applicable law.

     1.4 Conversion of San Juan Financial Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Banner, San Juan Financial or the holder of any of the following securities:

     (a) Each share of common stock, par value $0.01 per share, of Banner (the "Banner Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

     (b) All shares of common stock, par value $1.00 per share, of San Juan Financial (the "San Juan Financial Common Stock") issued and outstanding immediately prior to the Effective Time that are beneficially owned by Banner or any Subsidiary of San Juan Financial (other than shares of San Juan Financial Common Stock held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties and other than shares of San Juan Financial Common Stock held, directly or indirectly, by Banner or a Subsidiary of San Juan Financial in respect of a debt previously contracted) shall be cancelled and shall cease to exist and no stock of Banner or other consideration shall be delivered in exchange therefor.

     (c) Except as provided in clause (b) above, and subject to adjustments as set forth in clauses (e) and (g) below, each share of San Juan Financial Common Stock issued and outstanding immediately before the Merger (other than Dissenting Shares) shall be converted into the right to receive (i) the Per Share Cash Consideration, (ii) the Per Share Stock Consideration, and (iii) the Per Share Additional Consideration, if any.

     (d) As used in this Agreement, the following terms shall have the meanings set forth below:

     "Aggregate Consideration" means the aggregate value of the Merger Consideration.

     "Anticipated Closing Date" means the date first mutually agreed by the parties to be the date on which the parties expect that the conditions set forth in Article VI would have been satisfied and the Closing would occur.

     "Average Closing Price" of the Banner Common Stock shall mean the arithmetic mean of the daily closing sales prices per share of Banner Common Stock reported on the The Nasdaq Stock Market (the "Nasdaq") (as reported by the Wall Street Journal or, if not reported thereby, another authoritative source) for the ten (10) consecutive Nasdaq trading days ending at the close of trading on the Determination Date.

     "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Washington are authorized or obligated to close.

     A "Change in Control Event" shall be deemed to have occurred if, between the date of this Agreement and the Determination Date, a proposal shall have been publicly announced for (A) a merger, consolidation or other business combination involving Banner in connection with which Banner would not be the surviving corporation (unless shareholders of Banner immediately prior to such transaction own at least a majority of the surviving corporation or its ultimate parent company), or which, if consummated, would result in any person (or "group" of persons, as "group" is defined in Rule 13d under the Exchange
Act) acquiring securities of Banner or a Subsidiary representing 50 percent or more, in the aggregate, of the voting power of Banner; (B) a transaction pursuant to which any person (or group of persons) directly or indirectly, acquires or would acquire more than 50 percent of the outstanding equity securities of Banner, whether pursuant to a tender offer, share exchange, exchange offer or otherwise, (C) a transaction pursuant to which any person (or group of persons) acquires or would acquire (by purchase, lease, exchange or otherwise) assets of Banner or any of its banking Subsidiaries representing more than 50 percent of the consolidated assets of Banner and its Subsidiaries.

     "Determination Date" means a date that is ten (10) Business Days prior to the Anticipated Closing Date.

     "Lower Ceiling Price" means $46.

     "Lower Floor Price" means $36.

     "Merger Consideration" means the aggregate Per Share Stock Consideration and Per Share Cash Consideration payable or issuable in connection with the Merger.

     "Per Share Cash Consideration" means cash in an amount equal to the quotient, rounded to the nearest cent, obtained by dividing the Total Cash Amount by the total number of shares of San Juan Financial Common Stock issued and outstanding immediately prior to the Effective Time.

     "Per Share Stock Consideration" means the quotient, rounded to the nearest ten-thousandth, obtained by dividing the Total Stock Amount by the total number of shares of San Juan Financial Common Stock issued and outstanding immediately prior to the Effective Time.

     "Total Cash Amount" means an amount equal to $6,000,000, as such amount may be adjusted pursuant to the provisions of this Agreement.

     "Total Stock Amount" means 819,277 shares of Banner Common Stock, as such amount may be adjusted pursuant to the provisions of this Agreement.

     "Upper Ceiling Price" means $50.

     "Upper Floor Price" means $38.

     (e) In the event that (i) the Average Closing Price is less than the Upper Floor Price but greater than or equal to the Lower Floor Price, then the Merger Consideration shall be increased by an amount that represents the difference between the Upper Floor Price and the Average Closing Price, multiplied by the Total Stock Amount; or (ii) the Average Closing Price is greater than the Lower Ceiling Price but less than or equal to the Upper Ceiling Price, and no Change of Control Event has occurred, then the Aggregate Consideration shall be reduced by an amount that represents the difference between the Lower Ceiling Price and the Average Closing Price, multiplied by the Total Stock Amount. Any increase or decrease in the Aggregate Consideration contemplated by this clause may be effected by an increase in the Per Share Cash Consideration, the Per Share Stock Consideration or a combination thereof, at Banner's discretion, provided that in no event shall the proportions of cash and Banner Common Stock issued in the Merger be adjusted so as to prevent the Merger from qualifying as a reorganization pursuant to Section 368(a) of the Code. If the amount of Aggregate Consideration is adjusted pursuant to this clause, the definitions of Per Share Cash Consideration and Per Share Stock Consideration herein shall be deemed to have been adjusted accordingly.

     If, between the date of this Agreement and the Effective Time, the outstanding shares of Banner Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, appropriate adjustments shall be made to the Lower Floor Price, the Lower Ceiling Price, the Upper Floor Price and the Upper Ceiling Price.

     (f) All of the shares of San Juan Financial Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of San Juan Financial Common Stock (each, a "Certificate") shall thereafter represent only the right to receive the Merger Consideration, Additional Consideration (if any) and/or cash in lieu of fractional shares, into which the shares of San Juan Financial Common Stock represented by such Certificate have been converted pursuant to this Section
1.4 and Section 2.3(f), as well as any dividends to which holders of San Juan Financial Common Stock become entitled in accordance with Section 2.3(c).

     (g) If, between the date of this Agreement and the Effective Time, the outstanding shares of Banner Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Total Stock Amount.

     (h) Notwithstanding any other provision contained in this Agreement, no shares of San Juan Financial Common Stock that are issued and outstanding as of the Effective Time and that are held by a shareholder who has properly exercised such shareholder's appraisal rights (any such shares being referred to herein as "Dissenting Shares") under RCW 23B.13.210 and RCW 23B.13.230 shall be converted into the right to receive the Merger Consideration as provided in Section 1.4(c) and instead shall be entitled to such rights (but only such rights) as are granted by RCW Chapter 23B.13 (unless and until such shareholder shall have failed to perfect, or shall have effectively withdrawn or lost, such shareholder's right to dissent from the Merger under the WBCA) and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the WBCA. If any such shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, each of such holder's shares of San Juan Financial Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive the Merger Consideration and the Additional Consideration (if any) in accordance with the applicable provisions of this Agreement. San Juan Financial shall give Banner (i) prompt notice of any notice or demand for appraisal or payment for shares of San Juan Financial Common Stock received by San Juan Financial and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand or notices. San Juan Financial shall not, without the prior written consent of Banner, make any payment with respect to, or settle, offer for settle or otherwise negotiate any such demands.

     1.5 Stock Options and Other Stock-Based Awards. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each option to purchase shares of San Juan Financial Common Stock granted to employees or directors of San Juan Financial or any of its Subsidiaries under the San Juan Financial 2001 Stock Option Plan, as amended and the award agreements thereunder (collectively, the "San Juan Financial Stock Plans") that is outstanding immediately prior to the Effective Time (collectively, the "San Juan Financial Options") regardless of whether or not vested, shall be cancelled and shall only entitle the holder thereof the right to receive, as soon as reasonably practicable following the Effective Time, a lump sum cash payment, without interest, equal to the product of (x) the number of shares subject to such San Juan Financial Option and (y) the excess, if any, of (i) the Per Share Cash Consideration plus the value of the Per Share Stock Consideration over (ii) the exercise price per share of such San Juan Financial Option; provided, however, that Banner shall be entitled to deduct and withhold such amounts as may be required to be deducted and withheld under the Code and any applicable state or local Tax law.

     (b) As of the Effective Time, each restricted share of San Juan Financial Common Stock granted to any employee or director of San Juan

Financial under a San Juan Financial Stock Plan that is outstanding immediately prior to the Effective Time (collectively, the "San Juan Financial Restricted Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive (the "Banner Restricted Share Right"), on the same terms and conditions as applied to each such San Juan Financial Restricted Share immediately prior to the Effective Time (including the same transfer restrictions), the Merger Consideration determined in accordance with Section
1.4 of this Agreement, and treating such San Juan Financial Restricted Shares in the same manner as all other shares of San Juan Financial Common Stock for such purposes; provided, however, that Banner shall be entitled to deduct and withhold such amounts as may be required to be deducted and withheld under the Code and any applicable state or local Tax law.

     1.6 Additional Consideration. If, as of March 31, 2007, the Closing has not occurred (and the failure of the Closing to occur by such date is not due to San Juan Financial's failure to perform or observe the covenants and agreements of San Juan Financial set forth in this Agreement) and this Agreement has not been terminated pursuant to Section 8.1, the holders of San Juan Financial Common Stock issued and outstanding immediately before the Effective Time shall be entitled to receive additional consideration as set forth in this Section and in Section 1.4(c)(iii). The "Additional Consideration" shall equal any dividends or distributions declared by the Board of Directors of Banner on the Banner Common Stock with a record date on or after March 31, 2007, but before the Closing Date, that would have been payable with respect to the Banner Common Stock included in the Merger Consideration, after giving effect to any adjustments provided for herein, if such Banner Common Stock had been issued and outstanding as of such record date. The "Per Share Additional Consideration" shall be equal to the quotient obtained by dividing the Additional Consideration by the total number of shares of San Juan Financial Common Stock issued and outstanding immediately prior to the Effective Time.

     1.7 Articles of Incorporation of Banner. At the Effective Time, the articles of incorporation of Banner, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.8 By-laws of Banner. At the Effective Time, the by-laws of Banner, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.9 Tax Consequences. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

                                  ARTICLE II

                       DELIVERY OF MERGER CONSIDERATION

     2.1 Exchange Agent. Prior to the Effective Time, Banner shall appoint a bank or trust company selected by Banner and reasonably acceptable to San Juan Financial (the

"Exchange Agent"), pursuant to an agreement (the "Exchange Agent Agreement"), to act as exchange agent hereunder.

     2.2 Deposit of Merger Consideration. At or prior to the Effective Time, Banner shall deposit, or shall cause to be deposited, with the Exchange Agent, (i) certificates representing the number of shares of Banner Common Stock sufficient to deliver, and Banner shall instruct the Exchange Agent to timely deliver, the Total Stock Amount, and (ii) immediately available funds equal to the Total Cash Amount (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to
Section 2.3(f)) (collectively, the "Exchange Fund") and the Additional Consideration (if any) and Banner shall instruct the Exchange Agent to timely pay or deliver the Merger Consideration, the Additional Consideration (if any) and such cash in lieu of fractional shares, in accordance with this Agreement.

     2.3 Delivery of Merger Consideration. (a) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Certificate(s) which immediately prior to the Effective Time represented outstanding shares of San Juan Financial Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.4 and any cash in lieu of fractional shares of Banner Common Stock to be issued or paid in consideration therefor (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) shall pass, only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificate(s))) (the "Letter of Transmittal") to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement and (ii) instructions for use in surrendering Certificate(s) in exchange for the Merger Consideration, the Additional Consideration (if any) and any cash in lieu of fractional shares of Banner Common Stock to be issued or paid in consideration therefor in accordance with
Section 2.3(f) upon surrender of such Certificate and any dividends or distributions to which such holder is entitled pursuant to Section 2.3(c).

     (b) Upon surrender to the Exchange Agent of its Certificate(s), accompanied by a properly completed Letter of Transmittal, a holder of San Juan Financial Common Stock will be entitled to receive, promptly after the Effective Time, the Merger Consideration (with the aggregate Cash Consideration paid to each such holder rounded to the nearest cent), the Additional Consideration to which such holder is entitled (if any) and any cash in lieu of fractional shares of Banner Common Stock to be issued or paid in consideration therefor in respect of the shares of San Juan Financial Common Stock represented by its Certificate(s). Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration, the Additional Consideration (if any) and any cash in lieu of fractional shares of Banner Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with, and any dividends or distributions to which such holder is entitled pursuant to, this Article II.

     (c) No dividends or other distributions with respect to Banner Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Banner Common Stock represented thereby, in each case unless and until the surrender of such Certificate in accordance with this
Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Article II the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Banner Common Stock represented by such Certificate and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Banner Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Banner Common Stock issuable with respect to such Certificate.

     (d) In the event of a transfer of ownership of a Certificate representing San Juan Financial Common Stock that is not registered in the stock transfer records of San Juan Financial, the proper amount of cash and/or shares of Banner Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such San Juan Financial Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate or establish to the satisfaction of Banner that the Tax has been paid or is not applicable. The Exchange Agent (or, subsequent to the first anniversary of the Effective Time, Banner) shall be entitled to deduct and withhold from the cash portion of the Merger Consideration, any cash in lieu of fractional shares of Banner Common Stock, any Additional Consideration to which the holder is entitled, and cash dividends or distributions payable pursuant to Section 2.4(c) hereof and any other cash amounts otherwise payable pursuant to this Agreement to any holder of San Juan Financial Common Stock such amounts as the Exchange Agent or Banner, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or Banner, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of San Juan Financial Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or Banner, as the case may be.

     (e) After the Effective Time, there shall be no transfers on the stock transfer books of San Juan Financial of any shares of San Juan Financial Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of San Juan Financial Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration, the Additional Consideration (if any) and any cash in lieu of fractional shares of Banner Common Stock to be issued or paid in consideration therefor in accordance with the procedures set forth in this Article II.

     (f) Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Banner Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to Banner Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Banner. In lieu of the issuance of any such fractional share, Banner shall pay to each former shareholder of San Juan Financial who otherwise would be entitled to receive such fractional share, an amount in cash (rounded to the nearest cent) determined by multiplying (i) the Average Closing Price by (ii) the fraction of a share (after taking into account all shares of San Juan Financial Common Stock held by such holder at the Effective Time and rounded to the nearest one thousandth when expressed in decimal form) of Banner Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4.

    (g) Any portion of the Exchange Fund and any Additional Consideration that remains unclaimed by the shareholders of San Juan Financial as of the first anniversary of the Effective Time shall be paid to Banner. Any former shareholders of San Juan Financial who have not theretofore complied with this
Article II shall thereafter look only to Banner with respect to the Merger Consideration and the Additional Consideration, any cash in lieu of any fractional shares and any unpaid dividends and distributions on the Banner Common Stock deliverable in respect of each share of San Juan Financial Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Banner, San Juan Financial, the Exchange Agent or any other person shall be liable to any former holder of shares of San Juan Financial Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Banner or the Exchange Agent, the posting by such person of a bond in such amount as Banner may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and Additional Consideration deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF SAN JUAN FINANCIAL

     Except as disclosed in the disclosure schedule (the "San Juan Financial Disclosure Schedule") delivered by San Juan Financial to Banner prior to the execution of this Agreement (which schedule sets forth, among other things, items, the disclosure of which is necessary or appropriate, either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this
Article III, or to one or more of San Juan Financial's covenants, provided, however, that disclosure in any section of such San Juan Financial Disclosure Schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Agreement), San Juan Financial hereby represents and warrants to Banner as follows:

     3.1 Corporate Organization. (a) San Juan Financial is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington. San Juan Financial has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business, in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on San Juan Financial. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Banner, San Juan Financial or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include effects to the extent resulting from (A) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (B) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global or national political conditions or in general economic or market conditions affecting banks or their holding companies generally except to the extent that any such changes have a disproportionate adverse effect on such party, (D) any change, effect, event or occurrence arising out of the public announcement of this Agreement and the transactions contemplated hereby, including any expenses reasonably incurred in connection herewith, (E) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, except to the extent such changes affect San Juan Financial disproporationately as compared to banks or savings associations and their holding companies generally, and (F) actions or omissions of San Juan Financial or Banner taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby), or (ii) the ability of such party to timely consummate the transactions contemplated by this Agreement.

     (b) San Juan Financial is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and is a financial holding company pursuant to Section 4(l) of the BHC Act and meets the applicable requirements for qualification as such. True, complete and correct copies of the Articles of Incorporation of San Juan Financial, as amended (the "San Juan Financial Articles"), and the By-laws of San Juan Financial (the "San Juan Financial By-laws"), as in effect as of the date of this Agreement, have previously been made available to Banner.

     (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on San Juan Financial, each of Islanders Bank (the "San Juan Financial Bank") and San Juan Title, LLC (i) is duly organized and validly existing (and in the case of San Juan Financial Bank, as a state-chartered bank) under the laws of the State of Washington,
(ii) is duly licensed or qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified and (iii) has all requisite corporate power or other power and authority to own or lease its properties and assets and to carry on its business as now conducted. The articles of incorporation and by-laws of each San

Juan Financial Subsidiary, copies of which have previously been made available to Banner, are true, complete and correct copies of such documents as of the date of this Agreement. As used in this Agreement, the word "Subsidiary" when used with respect to either party, means any bank, corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, that is now or was for any fiscal year ending after December 31, 2004, consolidated with such party for financial reporting purposes under U.S. generally accepted accounting principles ("GAAP"). The term "San Juan Financial Subsidiary" shall mean any direct or indirect Subsidiary of San Juan Financial. San Juan Financial has no Subsidiaries other than San Juan Financial Bank.

     (d) As of September 30, 2006, San Juan Financial Bank is "well capitalized" and "well managed" as a matter of U.S. federal banking law. San Juan Financial Bank has at least a "satisfactory" rating under the U.S. Community Reinvestment Act.

     (e) The deposit accounts of San Juan Financial Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

     (f) The minute books of San Juan Financial and San Juan Financial Bank previously made available to Banner contain true, complete and correct minutes of all meetings and memoranda of all other corporate actions held or taken since December 31, 2002, of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

     3.2 Capitalization. (a) The authorized capital stock of San Juan Financial consists of 1,000,000 shares of San Juan Financial Common Stock, of which, as of December 1, 2006 (the "San Juan Financial Capitalization Date"), 364,078 shares were issued and outstanding. As of the date hereof, no shares of San Juan Financial Common Stock were reserved for issuance except for 750 shares of San Juan Financial Common Stock reserved for issuance upon the exercise of San Juan Financial Options pursuant to San Juan Financial Stock Plans. All of the issued and outstanding shares of San Juan Financial Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders may vote ("Voting Debt") of San Juan Financial are issued or outstanding. As of the date of this Agreement, except pursuant to this Agreement and San Juan Financial Stock Plans, San Juan Financial does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of, or the payment of any amount based on, any shares of San Juan Financial Common Stock, Voting Debt or any other equity securities of San Juan Financial or any securities representing the right to purchase or otherwise receive any shares of San Juan Financial Common Stock, Voting Debt or any other equity securities of San Juan Financial or any San Juan Financial Subsidiary. As of the date of this Agreement, there are no contractual obligations of San Juan Financial or any San Juan Financial Subsidiary (x) to repurchase, redeem or otherwise acquire any shares of capital stock of San Juan Financial or any equity security of San Juan Financial or any San Juan Financial Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of San Juan Financial or any San Juan Financial Subsidiary or (y) pursuant to which San Juan Financial or any San Juan Financial Subsidiary is or could be required to register shares of San Juan Financial capital stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"). Section 3.2 of the San Juan Financial Disclosure Schedule sets forth a true, complete and correct list of the number of shares of San Juan Financial Common Stock issuable upon the exercise of each San Juan Financial Option outstanding under San Juan Financial Stock Plans as of the San Juan Financial Capitalization Date, the names of the holders thereof, the status as vested or unvested and the exercise price for each such San Juan Financial Option. Since the San Juan Financial Capitalization Date through the date hereof, San Juan Financial has not (A) issued or repurchased any shares of San Juan Financial Common Stock, Voting Debt or other equity securities of San Juan Financial other than the issuance of shares of San Juan Financial Common Stock in connection with the exercise of San Juan Financial Options to purchase San Juan Financial Common Stock granted under San Juan Financial Stock Plans that were outstanding on the San Juan Financial Capitalization Date or (B) issued or awarded any options, warrants, restricted shares or any other equity-based awards under any of San Juan Financial Stock Plans.

     (b) All of the issued and outstanding shares of capital stock or other equity ownership interests of each San Juan Financial Subsidiary are owned directly by San Juan Financial, free and clear of any material liens, pledges, charges and security interests and similar encumbrances ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (subject to RCW Section 30.12.180) and free of preemptive rights. No such San Juan Financial Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     3.3 Authority; No Violation. (a) San Juan Financial has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly, validly and unanimously approved by the Board of Directors of San Juan Financial. The Board of Directors of San Juan Financial has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of San Juan Financial and its shareholders, has directed that this Agreement be submitted to San Juan Financial's shareholders for approval and adoption at a duly held meeting of such shareholders, has determined to recommend such approval and has adopted a resolution to the foregoing effect. The affirmative vote required for the approval and adoption of the Agreement by the shareholders of San Juan Financial is two-thirds of the votes entitled to be cast thereon. Except for the approval and adoption of this Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of San Juan Financial Common Stock entitled to vote at such meeting, no other corporate proceedings on the part of San Juan Financial are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by San Juan Financial and (assuming due authorization, execution and delivery by Banner) constitutes the valid and binding obligation of San Juan Financial, enforceable against San Juan Financial in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).

     (b) Neither the execution and delivery of this Agreement by San Juan Financial nor the consummation by San Juan Financial of the transactions contemplated hereby, nor compliance by San Juan Financial with any of the terms or provisions of this Agreement, will (i) violate any provision of San Juan Financial Articles or San Juan Financial By-laws or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or Injunction applicable to San Juan Financial, any of its Subsidiaries or any of their respective properties or assets or (B) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on San Juan Financial, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of San Juan Financial or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which San Juan Financial or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

     3.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications, filings or notices with any state banking or insurance authorities and approval of such applications, filings and notices (the "Other Regulatory Approvals"), (iii) the filing with the Securities and Exchange Commission (the "SEC") of a Proxy Statement in definitive form relating to the meetings of San Juan Financial's shareholders to be held in connection with this Agreement and the transactions contemplated by this Agreement (the "Proxy Statement") and of a registration statement on Form S-4 (the "Form S-4") in which the Proxy Statement will be included as a prospectus, and declaration of effectiveness of the Form S- 4, (iv) the filing of the Articles of Merger, (v) any consents, authorizations, approvals, filings or exemptions required under consumer finance, mortgage banking and other similar laws, and (vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Banner Common Stock pursuant to this Agreement and approval of listing of such Banner Common Stock on the Nasdaq, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") are necessary in connection with the consummation by San Juan Financial of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by San Juan Financial of this Agreement.

     3.5 Reports; Regulatory Matters. (a) San Juan Financial and each San Juan Financial Subsidiary has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2003 with (i) the Federal Reserve Board, (ii) the FDIC, and (iii) the State of Washington Department of Financial Institutions ("WDFI," and collectively, "San Juan Financial Regulatory Agencies") and with each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2003, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any San Juan Financial Regulatory Agency or other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a San Juan Financial Regulatory Agency or other Governmental Entity in the ordinary course of the business of San Juan Financial and its Subsidiaries, no San Juan Financial Regulatory Agency or other Governmental Entity has initiated since January 1, 2003 or has pending any proceeding, enforcement action or, to the knowledge of San Juan Financial, investigation into the business, disclosures or operations of San Juan Financial or any San Juan Financial Subsidiary. Since January 1, 2003, no San Juan Financial Regulatory Agency or other Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of San Juan Financial, investigation into the business, disclosures or operations of San Juan Financial or any San Juan Financial Subsidiary. There is no unresolved violation or exception by any San Juan Financial Regulatory Agency or other Governmental Entity with respect to any report or statement relating to any examinations or inspections of San Juan Financial or any San Juan Financial Subsidiary. Except for normal examinations conducted by a San Juan Financial Regulatory Agency or other Governmental Entity in the ordinary course of the business of San Juan Financial and San Juan Financial Bank, since January 1, 2003, there has been no formal or informal inquiries by, or disagreements or disputes with, any San Juan Financial Regulatory Agency or other Governmental Entity with respect to the business, operations, policies or procedures of San Juan Financial or any San Juan Financial Subsidiary.

     (b) Neither San Juan Financial nor any San Juan Financial Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or has adopted any policies, procedures or board resolutions at the request or suggestion of, any San Juan Financial Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries (each, a "San Juan Financial Regulatory Agreement"), nor has San Juan Financial or any of its Subsidiaries been advised since January 1, 2003 by any San Juan Financial Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such San Juan Financial Regulatory Agreement.

     (c) San Juan Financial has previously made available to Banner an accurate and complete copy of (i) all documents provided or made available by or on behalf of San Juan Financial to its shareholders or prospective investors and (ii) each communication mailed by San

Juan Financial to its shareholders, in each case since January 1, 2003 and prior to the date of this Agreement. No such San Juan Financial communication, at the time filed, furnished or communicated, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date.

     3.6 Financial Statements. (a) Section 3.6(a) of the San Juan Financial Disclosure Schedule contains true and correct copies of (i) the audited consolidated balance sheets of San Juan Financial as of December 31, 2005 (the "San Juan Financial Balance Sheet"), December 31, 2004 and December 31, 2003, and the related audited consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003 and (ii) the unaudited consolidated balance sheets of San Juan Financial as of September 30, 2006 (the "Unaudited San Juan Financial Balance Sheet") and September 30, 2005, and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the three months and nine months ended September 30, 2006 and September 30, 2005 (including the related notes, where applicable) (all such balance sheets and financial statements and related notes, the "San Juan Financial Financial Statements").

    (b) The San Juan Financial Financial Reports (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders' equity and consolidated financial position of San Juan Financial and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), and (ii) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of San Juan Financial and its Subsidiaries have been, and are being, maintained in all material respects in accordance with any applicable legal and accounting requirements and reflect only actual transactions, and the books and records of San Juan Financial and San Juan Financial Bank since January 1, 2005 have been, and are being, maintained in all material respects in accordance with GAAP. David Christensen CPA & Consultant, PLCC, did not resign and was not dismissed as independent public accountants of San Juan Financial as a result of or in connection with any disagreements with San Juan Financial on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Moss Adams LLP has not resigned or been dismissed as independent public accountants of San Juan Financial as a result of or in connection with any disagreements with San Juan Financial on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (c) Neither San Juan Financial nor any San Juan Financial Subsidiary has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the Unaudited San Juan Financial Balance Sheet and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2006 or in connection with this Agreement and the transactions contemplated hereby.

     (d) The records, systems, controls, data and information of San Juan Financial and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of San Juan Financial or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on San Juan Financial. San Juan Financial maintains accounting records which fairly and accurately reflect, in all material respects, its transactions, and San Juan Financial has devised and maintains accounting controls sufficient to provide reasonable assurances that such transactions are (i) executed in accordance with management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in accordance with GAAP.

     (e) Since December 31, 2005, (i) through the date hereof, neither San Juan Financial nor any of its Subsidiaries nor, to the knowledge of the officers of San Juan Financial, any director, officer, employee, auditor, accountant or representative of San Juan Financial or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of San Juan Financial or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that San Juan Financial or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing San Juan Financial or any of its Subsidiaries, whether or not employed by San Juan Financial or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by San Juan Financial or any of its officers, directors, employees or agents to the Board of Directors of San Juan Financial or any committee thereof or to any director or officer of San Juan Financial.

     3.7 Broker's Fees. Neither San Juan Financial nor any San Juan Financial Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than McAdams Wright Ragen, Inc. pursuant to a letter agreement between San Juan Financial and McAdams Wright Ragen, Inc., a true, complete and correct copy of which has been previously delivered to Banner.

     3.8 Absence of Certain Changes or Events. (a) Since December 31, 2005, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on San Juan Financial.

     (b) Since December 31, 2005, through and including the date of this Agreement, San Juan Financial and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with their past practice.

     (c) Since December 31, 2005, neither San Juan Financial nor any San Juan Financial Subsidiary has (i) except for (A) normal increases for non-executive officer employees made in the ordinary course of business consistent with past practice, or (B) as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2005 (which amounts have been previously made available to Banner), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans listed on Section 3.11 of the San Juan Financial Disclosure Schedule, as in effect as of the date hereof), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted any options to purchase shares of San Juan Financial Common Stock, any restricted shares of San Juan Financial Common Stock or any right to acquire any shares of its capital stock to any executive officer, director or employee other than grants to employees made in the ordinary course of business consistent with past practice under San Juan Financial Stock Plans, (iii) made, changed or revoked any material Tax election or changed any Tax or financial accounting methods, principles or practices of San Juan Financial or its Subsidiaries affecting, its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy or (iv) suffered any strike, work stoppage, slow-down, or other labor disturbance.

     3.9 Legal Proceedings. (a) Neither San Juan Financial nor any San Juan Financial Subsidiary is a party to any, and there are no pending or, to the best of San Juan Financial's knowledge, threatened, material legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations of any nature against San Juan Financial or any of its Subsidiaries.

     (b) There is no Injunction, judgment, or regulatory restriction (other than those of general application that apply to bank holding companies or their Subsidiaries) imposed upon San Juan Financial, any of its Subsidiaries or the assets of San Juan Financial or any of its Subsidiaries.

     3.10 Taxes and Tax Returns. (a) Each of San Juan Financial and its Subsidiaries has duly and timely filed, or will duly and timely file, (including all applicable extensions) all material Tax Returns required to be filed by or with respect to San Juan Financial or its Subsidiaries on or prior to the Effective Time (all such returns being accurate and complete in all material respects), has paid, or will pay, all Taxes with respect to the periods covered by such Tax Returns and has duly paid or made provision for, or will duly pay or make provision for, the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and, in each case, have been adequately reserved against. With respect to any income Tax returns of San Juan Financial or its Subsidiaries that have been audited by the Internal Revenue Service (the "IRS") or any other applicable Tax authorities for any year from and including 2002, any liability with respect to deficiencies asserted as a result of such audit has been satisfied or is covered by reserves that are adequate under GAAP. There are no material disputes pending, or claims asserted, for Taxes or assessments upon or with respect to San Juan Financial or any of its Subsidiaries.
Neither San Juan Financial nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among San Juan Financial and its Subsidiaries) or is liable for any Tax imposed on any person other than San Juan Financial and its Subsidiaries as a result of the application of Treasury Regulation Section 1.1502-6 (and any comparable provision of state, local or foreign law). All Taxes that San Juan Financial or any of its Subsidiaries is required to withhold from amounts owing to any employee, creditor or third party have been properly withheld and, to the extent payable, timely paid over to the proper Governmental Entity. No extensions or waivers of statutes of limitation have been given by, or requested with respect to any Taxes of, San Juan Financial or any of its Subsidiaries, and neither San Juan Financial nor any of its Subsidiaries has requested an extension of time to file any Tax Return. Neither San Juan Financial nor any of its Subsidiaries has executed a closing agreement pursuant to Section 7121 of the Code or any similar provision of state or local law. Neither San Juan Financial nor any of its Subsidiaries has taken or agreed to take any action that would, or would be reasonably expected to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither San Juan Financial nor any of its Subsidiaries has been a party to any distribution occurring during the two-year period prior to the date of this Agreement, or otherwise as part of a plan (or series of related transactions) of which the Merger is a part, in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied. Neither San Juan Financial nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither San Juan Financial nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code or any corresponding provision of state or local law, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by San Juan Financial or any of its Subsidiaries. The aggregate balance of the reserve for bad debts described in Section 593(g)(4)(A)(ii) of the Code and any similar provision under state or local laws and regulations of San Juan Financial and its Subsidiaries as of December 31, 2005 is zero. Neither San Juan Financial nor any of its Subsidiaries has participated in a "reportable transaction" within the meaning of Treasury Regulation section 1.6011-4(b).

     (b) As used in this Agreement, the term "Tax" or "Taxes" means (i) any and all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon and (ii) any liability for any items described in clause (i) above under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as successor or transferee, by contract or otherwise.

    (c) As used in this Agreement, the term "Tax Return" means any report, return or other information (including any amendments, schedules or attachments thereto) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined, unitary or consolidated returns for any group of entities that includes San Juan Financial or any of its Subsidiaries.

     3.11 Employee Matters. For purposes hereof, the following terms shall have the following meaning:

     "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of
Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations.

     A "San Juan Financial Benefit Plan" means any compensation or employee benefit plan, program, policy, practice, agreement or other arrangement providing compensation or benefits to any current or former employee, officer or director of San Juan Financial or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by San Juan Financial or any of its Subsidiaries or to which San Juan Financial or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy.

     "San Juan Financial ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

     "Employment Agreement" means a contract, offer letter or agreement of San Juan Financial or any of its Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which San Juan Financial or any of its Subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

     "Multiemployer Plan" means any "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA.

     "Plan" means any San Juan Financial Benefit Plan other than a Multiemployer Plan.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

     (a) Section 3.11(a) of the San Juan Financial Disclosure Schedule includes a complete list and description of all material San Juan Financial Benefit Plans and all Employment Agreements.

     (b) With respect to each Plan, San Juan Financial has delivered to Banner a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including without limitation all plan documents, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any. San Juan Financial has delivered or made available to Banner a true, correct and complete copy of each Employment Agreement. Except as specifically provided in the foregoing documents delivered to Banner, there are no amendments to any Plan or Employment Agreement that have been adopted or approved nor has San Juan Financial or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan or Employment Agreement.

     (c) All contributions required to be made to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements. Each San Juan Financial Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) is unfunded.

     (d) With respect to each San Juan Financial Benefit Plan, San Juan Financial and its Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such San Juan Financial Benefit Plans. Each Plan has been administered in all material respects in accordance with its terms. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of San Juan Financial or any of its Subsidiaries under ERISA or the Code. Section 3.11(d) of the San Juan Financial Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code
("Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No trust funding any Plan is intended to meet the requirements of Code Section 501(c)(9). None of San Juan Financial and its Subsidiaries nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the San Juan Financial Benefit Plans or their related trusts, San Juan Financial, any of its Subsidiaries or any person that San Juan Financial or any of its Subsidiaries has an obligation to indemnify, to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

     (e) With respect to each Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of such Plan equals or exceeds the actuarial present value of all accrued benefits under such Plan (whether or not vested) on a termination basis; (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iv) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full; (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by San Juan Financial or any of its Subsidiaries; and (vi) the PBGC has not instituted proceedings to terminate any such Plan and, to San Juan Financial's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan.

     (f) Except as set forth in Section 3.11(g) of the San Juan Financial Disclosure Schedule: (i) no San Juan Financial Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"); (ii) none of San Juan Financial, and its Subsidiaries nor any of their respective San Juan Financial ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and (iii) none of San Juan Financial, and its Subsidiaries nor any San Juan Financial ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full. There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of San Juan Financial or any of its Subsidiaries following the Closing. Without limiting the generality of the foregoing, neither San Juan Financial nor any of its Subsidiaries, nor any of their respective San Juan Financial ERISA Affiliates, has engaged in any transaction described in
Section 4069 or Section 4204 or 4212 of ERISA.

     (g) Except for any such benefits described in Section 3.11(g) of the San Juan Financial Disclosure Schedule with respect to the individuals listed thereon, San Juan Financial and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to San Juan Financial and its Subsidiaries. San Juan Financial and each of its Subsidiaries has reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage.

     (h) Section 3.11(h) of the San Juan Financial Disclosure Schedule sets forth an accurate and complete description of each provision of any Plan or Employment Agreement under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either along or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of San Juan Financial or any of its Subsidiaries, or could limit the right of San Juan Financial or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any San Juan Financial Benefit Plan or related trust or any Employment Agreement or related trust. San Juan Financial has delivered to Banner true, correct and complete copies of all Plans and Employment Agreements described in Section 3.11(h) of the San Juan Financial Disclosure Schedule.

     (i) No labor organization or group of employees of San Juan Financial or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Each of San Juan Financial and its Subsidiaries is in compliance with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

     (j) Each individual who renders services to San Juan Financial or any of its Subsidiaries who is classified by San Juan Financial or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and Tax reporting and under San Juan Financial Benefit Plans) is properly so characterized. San Juan Financial, its Subsidiaries and each member of their respective business enterprises has complied with the Worker Adjustment and Retraining Notification Act and all similar state, local and foreign laws.

     (k) No San Juan Financial Benefit Plan is subject to the laws of any jurisdiction outside of the United States.

     3.12 Compliance with Applicable Law. (a) San Juan Financial and each San Juan Financial Subsidiary holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to San Juan Financial or any of its Subsidiaries, except where the failure to hold such licenses, franchises, permits and authorizations, or such non-compliance or default, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on San Juan Financial or any of its Subsidiaries.

     (b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on San Juan
Financial: San Juan Financial and each San Juan Financial Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law; and none of San Juan Financial, any San Juan Financial Subsidiary, or any director, officer or employee of San Juan Financial or of any San Juan Financial Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

     (c) Section 3.12(c) of San Juan Financial Disclosure Schedule sets forth, as of the date hereof, a schedule of all officers and directors of San Juan Financial who have outstanding loans from San Juan Financial or San Juan Financial Bank, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

     3.13 Certain Contracts. (a) Neither San Juan Financial nor any San Juan Financial Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, other than in the ordinary course of business consistent with past practice, (ii) which, upon execution of this Agreement or consummation or shareholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due from Banner, San Juan Financial, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee of San Juan Financial or any Subsidiary thereof,
(iii) that is or includes any non-competition, non-solicitation or exclusive dealing agreement or obligation, or any other agreement or obligation that purports to limit or restrict in any respect (A) the ability of San Juan Financial or any of its Subsidiaries to solicit customers or employees or (B) the manner in which, or the localities in which, all or any portion of the business and operations of San Juan Financial or its Subsidiaries or, following consummation of the Merger, the business and operations of Banner and its Subsidiaries, is or could be conducted, (iv) that relates to the incurrence of Indebtedness (other than deposit liabilities, advances and loans from a Federal Home Loan Bank, and sales of securities subject to repurchase, in each case in the ordinary course of business) in the principal amount of $50,000 or more, (v) that grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of San Juan Financial or its Subsidiaries, (vi) that is a consulting agreement or service contract (including data processing, software programming and licensing contracts and outsourcing contracts for the provision of collection and other services in connection with the business and operations of San Juan Financial and its Subsidiaries) involving the payment of annual fees of $50,000 or more, or (vii) that would be a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC and assuming San Juan Financial has securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to be performed after the date of this Agreement that has not been disclosed under the preceding clauses (i) through (vi). As used herein, "Indebtedness" of a person shall mean (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes and similar instruments, (iii) all leases of such person capitalized in accordance with GAAP, and (iv) all obligations of such person under sale-and-lease back transactions, agreements to repurchase securities sold and other similar financing transactions. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13, whether or not set forth in San Juan Financial Disclosure Schedule, is referred to as a "San Juan Financial Contract," and neither San Juan Financial nor any of its Subsidiaries knows of, or has received notice of, any violation of any San Juan Financial Contract by any of the other parties thereto. Section 3.13(a) of the San Juan Financial Disclosure Schedule accurately categorizes each of the San Juan Financial Contracts specified in clauses (ii), (iii) and (v) above according to the applicable clause(s) of the definition of Company Material Contracts. San Juan Financial has made available true and complete copies of each (i) San Juan Financial Contract and (ii) each contract or agreement that involved payments by San Juan Financial or its Subsidiaries in fiscal year 2005 of more than $50,000 or which could reasonably be expected to involve payments during fiscal year 2006 or 2007 of more than $50,000 other than where such contract or agreement was or is terminable at will on 60 days or less notice without payment of a penalty in excess of $25,000.

     (b) Each San Juan Financial Contract is valid and binding on San Juan Financial or its applicable Subsidiary and is in full force and effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on San Juan Financial, (i) San Juan Financial and each San Juan Financial Subsidiary has in all material respects performed all obligations required to be performed by it to date under each San Juan Financial Contract, and (ii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of San Juan Financial or any of its Subsidiaries under any such San Juan Financial Contract.

     3.14 Risk Management Instruments. (a) "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, events or conditions (credit-related or otherwise) or any indexes, or any other similar transaction or combination of any of these transactions, and any collateralized debt obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided that, for the avoidance of doubt, the term "Derivative Transactions" shall not include any San Juan Financial Option.

     (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on San Juan Financial, (i) all Derivative Transactions, whether entered into for the account of San Juan Financial or any San Juan Financial Subsidiary or for the account of a customer of San Juan Financial or any San Juan Financial Subsidiary, were duly authorized by San Juan Financial or the applicable San Juan Financial Subsidiary and entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable laws, rules, regulations and policies of any Regulatory Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by San Juan Financial and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions; (ii) all of such Derivative Transactions are legal, valid and binding obligations of San Juan Financial or a San Juan Financial Subsidiary enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect; and (iii) San Juan Financial and each applicable San Juan Financial Subsidiary have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to the knowledge of San Juan Financial, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     (c) Except as set forth in Section 3.14(c) of the San Juan Financial Disclosure Schedule, as of October 31, 2006, no Derivative Transaction, were it to be a Loan held by San Juan Financial or any San Juan Financial Subsidiary, would be classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", or words of similar import
("San Juan Financial Criticized Assets"). The financial position of San Juan Financial and its Subsidiaries on a consolidated basis under or with respect to such Derivative

Transaction has been reflected in the books and records of San Juan Financial and such San Juan Financial Subsidiary in accordance with GAAP consistently applied, and as of the date hereof, no open exposure of San Juan Financial and of any San Juan Financial Subsidiary with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $100,000.

     3.15 Investment Securities. (a) Each of San Juan Financial and each San Juan Financial Subsidiary has good title to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business to secure obligations of San Juan Financial or its Subsidiaries. Such securities are valued on the books of San Juan Financial in accordance with GAAP in all material respects.

     (b) San Juan Financial and its Subsidiaries have made copies of their respective written investment, securities, risk management and other policies, practices and procedures (the "Policies, Practices and Procedures") available to Banner.

     3.16 Loan Portfolio. (a) Section 3.16(a) of the San Juan Financial Disclosure Schedule sets forth the aggregate outstanding principal amount, as of December 31, 2005, of all written or oral loan agreements, notes or borrowing arrangements (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) payable to San Juan Financial or its Subsidiaries (collectively, "Loans"). As of December 31, 2005, neither San Juan Financial nor its Subsidiaries had any "non-accrual" Loans. As of December 31, 2005, San Juan Financial and its Subsidiaries, taken as a whole, did not have outstanding Loans and assets classified as "Other Real Estate Owned." Section 3.16(a) of the San Juan Financial Disclosure Schedule sets forth (A) a summary of San Juan Financial Criticized Assets as of December 31, 2005, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and the amount of specific reserves with respect to each such category of Loan and the amount of reserves with respect to each such category of Loans and (B) each asset of San Juan Financial or any of its Subsidiaries that, as of December 31, 2005, is classified as "Other Real Estate Owned" and the book value thereof.

     (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on San Juan Financial, each Loan
(i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on San Juan Financial, all Loans originated by San Juan Financial or its Subsidiaries, and all such Loans purchased, administered or serviced by San Juan Financial or its Subsidiaries (including Loans held for resale to investors), were made or purchased and are administered or serviced, as applicable, in accordance with customary lending standards of San Juan Financial or its Subsidiaries, as applicable (and in the case of Loans held for resale to investors, the lending standards, if any, of such investors) and in accordance with applicable federal, state and local laws, regulations and rules. All such Loans (and any related guarantees) and payments due thereunder are, and on the Closing Date will be, free and clear of any Lien, and San Juan Financial or its Subsidiaries has complied in all material respects, and on the Closing Date will have complied in all material respects, with all laws and regulations relating to such Loans.

     (c) None of the agreements pursuant to which San Juan Financial or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

     (d) Each of San Juan Financial and each San Juan Financial Subsidiary, as applicable, is approved by and is in good standing (i) as a supervised mortgagee by the Department of Housing and Urban Development to originate and service Title I FHA mortgage loans; (ii) as a GNMA I and II Issuer by the Government National Mortgage Association; (iii) by the Department of Veteran's Affairs to originate and service VA loans; and (iv) as a seller/servicer by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation to originate and service conventional residential mortgage Loans (each such entity being referred to herein as an "Agency" and, collectively, the "Agencies").

     (e) None of San Juan Financial or any of its Subsidiaries is now nor has it ever been since December 31, 2003 subject to any material fine, suspension, settlement or other agreement or other administrative agreement or sanction by, or any material reduction in any loan purchase commitment from any Agency or any federal or state agency relating to the origination, sale or servicing of mortgage or consumer Loans. Neither San Juan Financial nor any of its Subsidiaries has received any notice, nor does it have any reason to believe, that any Agency proposes to limit or terminate the underwriting authority of San Juan Financial or any of its Subsidiaries or to increase the guarantee fees payable to any such Agency.

     (f) Each of San Juan Financial and its Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations, including the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Fair Credit Reporting Act, the
Fair Debt Collection Practices Act and all Agency and other investor and mortgage insurance company requirements relating to the origination, sale and servicing of mortgage and consumer Loans.

     (g) To the knowledge of San Juan Financial, each Loan included in a pool of Loans originated, acquired or serviced by San Juan Financial or any of its Subsidiaries (a "San Juan Financial Pool") meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such San Juan Financial Pool. All such San Juan Financial Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not yet expired. To the knowledge of San Juan Financial, no San Juan Financial Pools have been improperly certified, and no Loan has been bought out of a San Juan Financial Pool without all required approvals of the applicable investors.

     3.17 Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on San Juan Financial, San Juan Financial or a San Juan Financial Subsidiary (a) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in San Juan Financial Financial Statements as being owned by San Juan Financial or a San Juan Financial Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the "San Juan Financial Owned Properties"), free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, "Permitted Encumbrances"), and (b) is the lessee of all leasehold estates reflected in the latest audited San Juan Financial Financial Statements or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the "San Juan Financial Leased Properties" and, collectively with the San Juan Financial Owned Properties, the "San Juan Financial Real Property"), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to San Juan Financial's knowledge, the lessor. The San Juan Financial Real Property is in material compliance with all applicable zoning laws and building codes, and the buildings and improvements located on the San Juan Financial Real Property are in good operating condition and in a state of good working order, ordinary wear and tear excepted. There are no pending or, to the knowledge of San Juan Financial, threatened condemnation proceedings against the San Juan Financial Real Property. San Juan Financial and its Subsidiaries are in compliance with all applicable health and safety related requirements for the San Juan Financial Real Property, including those under the Americans with Disabilities Act of 1990 and the Occupational Health and Safety Act of 1970.

     3.18 Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on San Juan Financial, (a) San Juan Financial and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by San Juan Financial and its Subsidiaries does not, to the knowledge of San Juan Financial, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which San Juan Financial or any San Juan Financial Subsidiary acquired the right to use any Intellectual Property; (c) neither San Juan Financial nor any of its Subsidiaries has received notice that any person is challenging, infringing on or otherwise violating any right of San Juan Financial or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to San Juan Financial or its Subsidiaries; (d) neither San Juan Financial nor any San Juan Financial Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property used by San Juan Financial or any San Juan Financial Subsidiary and, to San Juan Financial's knowledge, no Intellectual Property owned and/or licensed by San Juan Financial or any San Juan Financial Subsidiary is being used or enforced in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" means trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

     3.19 Environmental Liability. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on San Juan Financial, (a) there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action or notices with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature seeking to impose, or that are reasonably likely to result in, any liability or obligation of San Juan Financial or any of its Subsidiaries arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or, to San Juan Financial's knowledge, threatened against San Juan Financial or any of its Subsidiaries; (b) to the knowledge of San Juan Financial, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation by any Governmental Entity or any third party that would give rise to any liability or obligation on the part of San Juan Financial or any of its Subsidiaries; and ) neither San Juan Financial nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing.

     3.20 State Takeover Laws. The Board of Directors of San Juan Financial has unanimously approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and the transactions contemplated hereby, the restrictions on "business combinations" set forth in Chapter 23B.19 of the RCW and all other "moratorium," "control share", "fair price," "takeover" or "interested shareholder" law (any such laws, "Takeover Statutes").

     3.21 Reorganization; Approvals. As of the date of this Agreement, San Juan Financial (a) is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, and (b) knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

     3.22 Opinions. Prior to the execution of this Agreement, San Juan Financial has received an opinion from McAdams Wright Ragen, Inc. to the effect that as of the date of such opinion and based upon and subject to the matters set forth in such opinion, the Merger Consideration is fair to the shareholders of San Juan Financial from a financial point of view (the "Fairness Opinion"). The Fairness Opinion has not been amended or rescinded as of the date of this Agreement. San Juan Financial has provided Banner with a true, correct and complete copy of the Fairness Opinion for informational purposes.

     3.23 San Juan Financial Information. The information relating to San Juan Financial and its Subsidiaries that is provided by San Juan Financial or its representatives for inclusion in the Proxy Statement and the Form S-4, or in any other document filed with any other Regulatory Agency or Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

                             ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF BANNER

     Except as disclosed in the disclosure schedule (the "Banner Disclosure Schedule") delivered by Banner to San Juan Financial prior to the execution of this Agreement (which schedule sets forth, among other things, items, the disclosure of which is necessary or appropriate, either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this
Article IV, or to one or more of Banner's covenants, provided, however, that disclosure in any section of such Banner Disclosure Schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Agreement), Banner hereby represents and warrants to San Juan Financial as follows:

     4.1 Corporate Organization. (a) Banner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington. Banner has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business, in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banner. The term "Banner Subsidiary" shall mean any direct or indirect Subsidiary of Banner.

     (b) Banner is duly registered as a bank holding company under the BHC Act and meets the applicable requirements for qualification as such. True, complete and correct copies of the Restated Articles of Incorporation, as amended (the "Banner Articles"), and Amended Restated By-laws of Banner, as amended (the "Banner By-laws"), as in effect as of the date of this Agreement, have previously been made available to San Juan Financial.

     (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banner, each Banner Subsidiary
(i) is duly incorporated
or duly formed, as applicable to each such Subsidiary, and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified, and
(iii) has all requisite corporate power or other power and authority to own or lease its properties and assets and to carry on its business as now conducted.

     (d) As of September 30, 2006, each of Banner's banking subsidiaries is "well capitalized" and "well managed" as a matter of U.S. federal banking law.

     (e) The deposit accounts of each of Banner's banking subsidiaries are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

     (f) The minute books of Banner and each of its Subsidiaries previously made available to San Juan Financial contain minutes or memoranda of all meetings and other corporate actions held or taken since December 31, 2004, of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

     4.2 Capitalization. (a) The authorized capital stock of Banner consists of 25,000,000 shares of Banner Common Stock, of which, as of November 30, 2006 (the "Banner Capitalization Date"), 12,311,230 shares were issued and outstanding (including 301,786 shares held by the employee stock ownership plan that have not been released, committed to be released, or allocated to participant accounts), and 500,000 shares of preferred stock, par value
$0.01 per share (the "Banner Preferred Stock"), of which, as of the Banner Capitalization Date, no shares were issued and outstanding. As of the Banner Capitalization Date, no shares of Banner Common Stock were held in Banner's treasury. As of the Banner Capitalization Date, no shares of Banner Common Stock or Banner Preferred Stock were reserved for issuance, except for (i) 770,467 shares of Banner Common Stock reserved for issuance upon exercise of options issued pursuant to employee and director stock plans of Banner in effect as of the date of this Agreement (the "Banner Stock Plans") and (ii) 1,000,000 shares of Banner Common Stock reserved for issuance pursuant to the Banner Corporation Dividend Reinvestment and Direct Stock Purchase And Sale Plan. All of the issued and outstanding shares of Banner Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Voting Debt of Banner is issued or outstanding. As of the Banner Capitalization Date, except pursuant to this Agreement, the Banner Stock Plans, and stock repurchase plans entered into by Banner from time to time, Banner does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Banner Common Stock, Voting Debt or any other equity securities of Banner or any securities representing the right to purchase or otherwise receive any shares of Banner Common Stock, Voting Debt or other equity securities of Banner. The shares of Banner Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     (b) Except for director qualifying shares, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Banner Subsidiary are owned by Banner, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable
(subject to RCW 30.12.180) and free of preemptive rights. No such Banner Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     4.3 Authority; No Violation. (a) Banner has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly, validly and unanimously approved by the Board of Directors of Banner. The Board of Directors of Banner has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Banner and its shareholders. No other corporate proceedings on the part of Banner are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Banner and (assuming due authorization, execution and delivery by San Juan Financial) constitutes the valid and binding obligation of Banner, enforceable against Banner in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).

     (b) Neither the execution and delivery of this Agreement by Banner, nor the consummation by Banner of the transactions contemplated hereby, nor compliance by Banner with any of the terms or provisions of this Agreement, will (i) violate any provision of the Banner Articles or the Banner By-laws, or (ii) assuming that the consents, approvals and filings referred to in
Section 4.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or Injunction applicable to Banner, any Banner Subsidiary or any of their respective properties or assets or (B) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banner, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Banner or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Banner or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

     4.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the Other Regulatory Approvals, (iii) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the Form S-4, (iv) the filing of the Articles of Merger, (v) any consents, authorizations, approvals, filings or exemptions required under consumer finance, mortgage banking and other similar laws, and (vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Banner Common Stock pursuant to this Agreement and approval of listing of such Banner Common Stock on the Nasdaq, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Banner of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Banner of this Agreement.

     4.5 Reports; Regulatory Matters. (a) Banner and each Banner Subsidiary has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2003 with (i) the Federal Reserve Board,
(ii) the FDIC, (iii) the WDFI, (iv) the NASD and any other self-regulatory organization, (v) the SEC, (vi) any foreign regulatory authority (the "Banner Regulatory Agencies") or any other Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2003, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Banner Regulatory Agency or other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Banner Regulatory Agency or other Governmental Entity in the ordinary course of the business of Banner and its Subsidiaries, no Regulatory Agency or other Governmental Entity has initiated since January 1, 2003 or has pending any proceeding, enforcement action or, to the knowledge of Banner, investigation into the business, disclosures or operations of Banner or any of its Subsidiaries. Since January 1, 2003, no Banner Regulatory Agency or other Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Banner, investigation into the business, disclosures or operations of Banner or any of its Subsidiaries. There is no unresolved violation or exception by any Banner Regulatory Agency or Governmental Entity with respect to any report or statement relating to any examinations or inspections of Banner or any of its Subsidiaries. Except for normal examinations conducted by a Banner Regulatory Agency or other Governmental Entity in the ordinary course of the business of Banner and its Subsidiaries, since January 1, 2003, there has been no formal or informal inquiries by, or disagreements or disputes with, any Banner Regulatory Agency with respect to the business, operations, policies or procedures of Banner or any of its Subsidiaries.

     (b) Neither Banner nor any Banner Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or has adopted any policies, procedures or board resolutions at the request or suggestion of, any Banner Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries (each, a "Banner Regulatory Agreement"), nor has Banner or any of its Subsidiaries been advised since January 1, 2003, by any Banner

Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Banner Regulatory Agreement.

     (c) Banner has previously made available to San Juan Financial an accurate and complete copy of each (i) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Banner since January 1, 2003 pursuant to the Securities Act or the Exchange Act and prior to the date of this Agreement (the "Banner SEC Reports") and (ii) communication mailed by Banner to its shareholders, in each case since January 1, 2003 and prior to the date of this Agreement. No such Banner SEC Report or communication, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of their respective dates, all Banner SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Banner has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

     4.6 Financial Statements. (a) The financial statements of Banner and its Subsidiaries included (or incorporated by reference) in the Banner SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders' equity and consolidated financial position of Banner and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (ii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and
(iii) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Banner and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Moss Adams LLP has not resigned or been dismissed as independent public accountants of Banner as a result of or in connection with any disagreements with Banner on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (b) Neither Banner nor any Banner Subsidiary has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Banner included in its Quarterly Report on Form 10-Q for the period ended September 30, 2006 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2006 or in connection with this Agreement and the transactions contemplated hereby.

     (c) The records, systems, controls, data and information of Banner and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Banner or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 4.6(c). Banner (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Banner, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Banner by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Banner's outside auditors and the audit committee of Banner's Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Banner's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Banner's internal controls over financial reporting. These disclosures were made in writing by management to Banner's auditors and audit committee and a copy has previously been made available to San Juan Financial. As of the date hereof, there is no reason to believe that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

     (d) Since December 31, 2005, (i) through the date hereof, neither Banner nor any of its Subsidiaries nor, to the knowledge of the officers of Banner, any director, officer, employee, auditor, accountant or representative of Banner or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Banner or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Banner or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and
(ii) no attorney representing Banner or any of its Subsidiaries, whether or not employed by Banner or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Banner or any of its officers, directors, employees or agents to the Board of Directors of Banner or any committee thereof or to any director or officer of Banner.

     4.7 Broker's Fees. Neither Banner nor any Banner Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than Sandler O'Neill & Partners, L.P.

     4.8 Absence of Certain Changes or Events. (a) Since December 31, 2005, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Banner.

     (b) Since December 31, 2005, through and including the date of this Agreement, except as publicly disclosed by Banner in the Banner SEC Reports filed or furnished prior to the date hereof, Banner and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with their past practice.

     4.9 Legal Proceedings. (a) Neither Banner nor any Banner Subsidiary is a party to any, and there are no pending or, to the best of Banner's knowledge, threatened, material legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations of any nature against Banner or any of its Subsidiaries.

     (b) There is no Injunction, judgment, or regulatory restriction (other than those of general application that apply to bank holding companies or their Subsidiaries) imposed upon Banner, any of its Subsidiaries or the assets of Banner or any of its Subsidiaries.

     4.10 Taxes and Tax Returns. Each of Banner and its Subsidiaries has duly and timely filed, or will duly and timely file, (including all applicable extensions) all material Tax Returns required to be filed by or with respect to Banner and its Subsidiaries on or prior to the Effective Time (all such returns being accurate and complete in all material respects), has paid, or will pay, all Taxes with respect to the periods covered by such Tax Returns and has duly paid or made provision for, or will duly pay or make provision for, the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and, in each case, have been adequately reserved against. There are no material disputes pending, or claims asserted, for Taxes or assessments upon Banner or any of its Subsidiaries for which Banner does not have reserves that are adequate under GAAP. Neither Banner nor any of its Subsidiaries has taken or agreed to take any action that would, or would be reasonably expected to, prevent or impede the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

     4.11 Compliance with Applicable Law. (a) Banner and each Banner Subsidiary hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Banner or any of its Subsidiaries, except where the failure to hold such licenses, franchises, permits and authorizations, or such non-compliance or default, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banner.

     (b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banner: Banner and each Banner Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of Banner, any Banner Subsidiary, or any director, officer or employee of Banner or of any Banner Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

     (c) Since the enactment of the Sarbanes-Oxley Act, Banner has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq. Section 4.11(c) of the Banner Disclosure Schedule sets forth, as of the date hereof, a schedule of all officers and directors of Banner who have outstanding loans from Banner, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

     4.12 Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banner, (a) Banner and each of Banner Subsidiary owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by Banner and each Banner Subsidiary does not, to the knowledge of Banner, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Banner or any Banner Subsidiary acquired the right to use any Intellectual Property; (c) no person is challenging, infringing on or otherwise violating any right of Banner or any Banner Subsidiary with respect to any Intellectual Property owned by and/or licensed to Banner or its Subsidiaries; and (d) neither Banner nor any Banner Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property used by Banner or any Banner Subsidiary and no Intellectual Property owned and/or licensed by Banner or any Banner Subsidiary is being used or enforced in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

     4.13 Risk Management Instruments. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banner, (a) all Derivative Transactions (which for the avoidance of doubt shall not include any Banner stock option), whether entered into for the account of Banner or any Banner Subsidiary or for the account of a customer of Banner or any Banner Subsidiary, were duly authorized and entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable laws, rules, regulations and policies of any Regulatory Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Banner and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions; (b) all of such Derivative Transactions are legal, valid and binding obligations of Banner or a Banner Subsidiary enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect; and (c) Banner and each applicable Banner Subsidiary have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to Banner's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     4.14 Investment Securities. (a) Each of Banner and each Banner Subsidiary has good title to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business to secure obligations of Banner or its Subsidiaries. Such securities are valued on the books of Banner in accordance with GAAP in all material respects.

     (b) Banner and its Subsidiaries and their respective businesses employ Policies, Practices and Procedures which Banner believes are prudent and reasonable in the context of such businesses. Prior to the date hereof, Banner has made available to San Juan Financial in writing the material Policies, Practices and Procedures.

     4.15 Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banner, Banner or a Banner Subsidiary (a) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Banner SEC Reports as being owned by Banner or a Banner Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the "Banner Owned Properties"), free and clear of all Liens of any nature whatsoever, except Permitted Encumbrances, and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Banner SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the "Banner Leased Properties" and, collectively with the Banner Owned Properties, the "Banner Real Property"), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Banner knowledge, the lessor. The Banner Real Property is in material compliance with all applicable zoning laws and building codes, and the buildings and improvements located on the Banner Real Property are in good operating condition and in a state of good working order, ordinary wear and tear excepted. There are no pending or, to the knowledge of San Juan Financial, threatened condemnation proceedings against the Banner Real Property. Banner and its Subsidiaries are in compliance with all applicable health and safety related requirements for the Banner Real Property, including those under the Americans with Disabilities Act of 1990 and the Occupational Health and Safety Act of 1970.

     4.16 Environmental Liability. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banner, (a) there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action or notices with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature seeking to impose, or that are reasonably likely to result in, any liability or obligation of Banner or any of its Subsidiaries arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against Banner or any of its Subsidiaries; (b) to the knowledge of Banner, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation by any Governmental Entity or any third party that would give rise to any liability or obligation on the part of Banner or any of its Subsidiaries; and (c) neither Banner nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing.

     4.17 Loan Portfolio. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banner, each loan, borrowing arrangement, lease, credit enhancement, commitment, guarantee and other interest bearing asset payable to Banner or any of its Subsidiaries ("Banner Loans") (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banner, all Banner Loans originated by Banner or its Subsidiaries, and all such Banner Loans purchased, administered or serviced by Banner or its Subsidiaries (including Banner Loans held for resale to investors), were made or purchased and are administered or serviced, as applicable, in accordance with customary lending standards of Banner or its Subsidiaries, as applicable (and in the case of Banner Loans held for resale to investors, the lending standards, if any, of such investors) and in accordance with applicable federal, state and local laws, regulations and rules. All such Banner Loans (and any related guarantees) and payments due thereunder are, and on the Closing Date will be, free and clear of any Lien, and Banner and its Subsidiaries have complied in all material respects, and on the Closing Date will have complied in all material respects, with all laws and regulations relating to such Banner Loans.

     (b) None of the agreements pursuant to which Banner or any of its Subsidiaries has sold Banner Loans or pools of Banner Loans or participations in Banner Loans or pools of Banner Loans contains any obligation to repurchase such Banner Loans or interests therein solely on account of a payment default by the obligor on any such Banner Loan.

     (c) Banner and each of its Subsidiaries is approved by and is in good standing (i) as a supervised mortgagee by the Department of Housing and Urban Development to originate and service Title I FHA mortgage loans; (ii) as a GNMA I and II Issuer by the Government National Mortgage Association; (iii) by the Department of Veteran's Affairs to originate and service VA loans; and
(iv) as a seller/servicer by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation to originate and service conventional residential mortgage Loans.

     (d) None of Banner or any of its Subsidiaries is now nor has it ever been since December 31, 2003 subject to any material fine, suspension, settlement or other agreement or other administrative agreement or sanction by, or any material reduction in any loan purchase commitment from any Agency or any federal or state agency relating to the origination, sale or servicing of mortgage or consumer Banner Loans. Neither Banner nor any of its Subsidiaries has received any notice, nor does it have any reason to believe, that any Agency proposes to limit or terminate the underwriting authority of Banner or its Subsidiaries or to increase the guarantee fees payable to any such Agency.

     (e) Each of Banner and its Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations, including the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and all Agency and other investor and mortgage insurance company requirements relating to the origination, sale and servicing of mortgage and consumer Banner Loans.

     4.18 Reorganization; Approvals. As of the date of this Agreement, Banner (a) is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, and (b) knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

     4.19 Banner Information. The information relating to Banner and its Subsidiaries that is provided by Banner or its representatives for inclusion in the Proxy Statement and the Form S-4, or in any other document filed with any other Regulatory Agency or Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to Banner and other portions within the reasonable control of Banner will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Form S-4 will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                                 ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 Conduct of Businesses Prior to the Effective Time. Except as expressly contemplated by or permitted by this Agreement or with the prior written consent of the other party, during the period from the date of this Agreement to the Effective Time, each of San Juan Financial and Banner shall, and shall cause each of its respective Subsidiaries to, (a) conduct its business in the ordinary course in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either San Juan Financial or Banner to obtain any necessary approvals of any San Juan Financial Regulatory Agency, Banner Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or thereby.

     5.2 San Juan Financial Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the San Juan Financial Disclosure Schedule and except as expressly contemplated or permitted by this Agreement, San Juan

Financial shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Banner (which consent shall not be unreasonably withheld or delayed):

     (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or capital contribution to, or investment in, any person (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of Federal funds, securitizations, sales of certificates of deposit and entering into repurchase agreements);

     (b)  (i)  adjust, split, combine or reclassify any of its capital  stock;

          (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) dividends paid by any of the Subsidiaries of San Juan Financial to San Juan Financial or to any of its wholly owned Subsidiaries, (B) distributions, if any, pursuant to
   Section 6.12 and (C) the acceptance of shares of San Juan Financial Common Stock in payment of the exercise price or withholding taxes incurred by any employee or director in connection with the exercise of San Juan Financial Options or the vesting of San Juan Financial Restricted Shares granted under a San Juan Financial Stock Plan, in each case in accordance with past practice and the terms of the applicable San Juan Financial Stock Plan and related award agreements);

          (iii) grant any stock options, restricted shares or other equity-based award with respect to shares of San Juan Financial Common Stock under any of San Juan Financial Stock Plans or otherwise (whether such awards are settled in cash, San Juan Financial Common Stock or otherwise), or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, other than grants of stock options to newly hired employees of San Juan Financial in the ordinary course of business consistent with past practice under the San Juan Financial Stock Plans; or

          (iv) issue any additional shares of capital stock or other securities except pursuant to the exercise of San Juan Financial Options granted under a San Juan Financial Stock Plan that are outstanding as of the San Juan Financial Capitalization Date or granted thereafter in compliance with this Agreement;

     (c) except as required by applicable law, (i) increase the wages, salaries, or incentive compensation or incentive compensation opportunities of any director or employee of San Juan Financial or any San Juan Financial Subsidiaries other than normal increases in annual base salary in the ordinary course of business consistent with past practice for employees who are not (x) executive officers
(y) directors, or (z) employees of San Juan Financial or San Juan Financial Subsidiaries who are party to change of control or severance agreements, increase or accelerate the accrual rate, vesting or timing of payment or funding of, any compensation, benefits or other rights of any director or employee of San Juan Financial or any San Juan Financial Subsidiaries or otherwise pay any amount to which any director or employee of San Juan Financial or any San Juan Financial Subsidiary is not entitled, (ii) establish, adopt, or become a party to any new employee benefit or compensation plan, program, commitment or agreement or amend, suspend or terminate any San Juan Financial Benefit Plan other than amendments required to be made to comply with Section 409A of the Code, (iii) modify any San Juan Financial Option or other equity-based award, (iv) make any discretionary contributions or payments to any trust or other funding vehicle or pay any discretionary premiums in respect of benefits under any San Juan Financial Benefit Plan or Employment Agreement, (v) establish, adopt or enter into any collective bargaining agreement or (vi) hire, terminate the employment or otherwise change the status of employment of any executive officer or director or employee of San Juan Financial or any San Juan Financial Subsidiaries who are party to change of control or severance agreements;

     (d) except as permitted by Section 6.12, sell, transfer, mortgage, encumber or otherwise dispose of any material amount of its properties or assets to any individual, corporation or other entity other than a Subsidiary or cancel, release or assign any material amount of indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business consistent with past practice or pursuant to contracts in force at the date of this Agreement;

     (e) enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies, except as required by applicable law, regulation or policies imposed by any Governmental Entity;

     (f) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

     (g) take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

     (h) amend its articles of incorporation or by-laws, or otherwise take any action to exempt any person or entity (other than Banner or its Subsidiaries) or any action taken by any person or entity from any Takeover Statute or similarly restrictive provisions of its organizational documents or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

     (i) restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

     (j) commence or settle any material claim, action or proceeding, except in the ordinary course of business consistent with past practice (provided that no such settlement shall include any restrictions on the operation or conduct of business by San Juan Financial or its Subsidiaries without the prior written consent of Banner);

     (k) take any action or fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

     (l) implement or adopt any change in its Tax accounting or financial accounting principles, practices or methods, other than as may be required by applicable law, GAAP or regulatory guidelines;

     (m) file any application to establish, or to relocate or terminate the operations of, any banking office of San Juan Financial or any San Juan Financial Subsidiary;

     (n) file or amend any Tax Return other than in the ordinary course of business, make, change or revoke any material Tax election, agree to an extension of the statute of limitations with respect to the assessment or collection of material Taxes, make or surrender any claim for a material refund of Taxes, or settle or compromise any material Tax liability;

     (o) create, renew, amend, terminate or cancel any San Juan Financial Contract other than in the ordinary course of business consistent with past practice; provided, that neither San Juan Financial nor any of its Subsidiaries shall enter into any contract or agreement of the type addressed in clause (ii) or (iii) of the definition of San Juan Financial Contracts; or

     (p) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.2.

     5.3 Banner Forbearances. Except as expressly permitted by this Agreement or with the prior written consent of San Juan Financial, during the period from the date of this Agreement to the Effective Time, Banner shall not, and shall not permit any Banner Subsidiary to, (a) amend, repeal or otherwise modify any provision of the Banner Articles or the Banner By- laws in a manner that would adversely affect San Juan Financial or the transactions contemplated by this Agreement, (b) take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, (c) take any action, or fail to take any action, which action or failure to act is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied, or (d) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.3.

                                ARTICLE VI

                           ADDITIONAL AGREEMENTS

     6.1 Regulatory Matters. (a) Banner shall promptly prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Banner shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and San Juan Financial shall thereafter mail or deliver the Proxy Statement to its shareholders. San Juan Financial acknowledges that Banner is required to file the opinion described in Section 7.3(c) with the Form S-4 or with a post-effective amendment thereto, and agrees to obtain such consents to such filing as may be necessary. Banner shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and San Juan Financial shall furnish all information concerning San Juan Financial and the holders of San Juan Financial Common Stock as may be reasonably requested in connection with any such action.

     (b) The parties shall cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties, San Juan Financial Regulatory Agencies, Banner Regulatory Agencies or other Governmental Entities. San Juan Financial and Banner shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the confidentiality of information, all the information relating to San Juan Financial or Banner, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing contained herein shall be deemed to require Banner to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Entities, that would reasonably be expected to have a material adverse effect (measured on a scale relative to San Juan Financial) on either Banner or San Juan Financial (a "Materially Burdensome Regulatory Condition").

     (c) Each of Banner and San Juan Financial shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Banner, San Juan Financial or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) Each of Banner and San Juan Financial shall promptly advise the other upon receiving any communication from any San Juan Financial Regulatory Agency, Banner Regulatory Agency or other Governmental Entity consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Banner Requisite Regulatory Approval or San Juan Financial Requisite Regulatory Approval, respectively, will not be obtained or that the receipt of any such approval may be materially delayed.

     (e) San Juan Financial shall cooperate with such reasonable requests as may be made by Banner with respect to any post-Closing reorganization of Banner's and San Juan Financial's Subsidiaries, including filing prior to the Closing such applications with Regulatory Agencies or Governmental Entities as may be necessary or desirable in connection with any such reorganization.

     6.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the confidentiality of information, each of San Juan Financial and Banner shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors, agents and other representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, such party shall, and shall cause its Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking or insurance laws (other than reports or documents that such party is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as the other party may reasonably request (in the case of a request by San Juan Financial, information concerning Banner that is reasonably related to the prospective value of Banner Common Stock or to Banner's ability to consummate the transactions contemplated hereby). Neither San Juan Financial nor Banner, nor any of their respective Subsidiaries, shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into by San Juan Financial in favor of Banner as of November 7, 2006 (the "San Juan Financial Confidentiality Agreement"), and the Confidentiality Agreement entered into by Banner in favor of San Juan Financial as of July 19, 2006 (collectively with the San Juan Financial Confidentiality Agreement, the "Confidentiality Agreements").

     (c) No investigation by a party hereto or its representatives shall affect the representations and warranties of the other party set forth in this Agreement.

     6.3 Shareholder Approval. San Juan Financial shall call a meeting of its shareholders (the "San Juan Financial Shareholders' Meeting") to be held as soon as reasonably practicable for the purpose of obtaining the requisite shareholder approvals required in connection with this Agreement and the Merger. The Board of Directors of San Juan Financial shall recommend to San Juan Financial's shareholders the approval and adoption of this Agreement and the Merger (the "San Juan Financial Recommendation"); provided, however, that San Juan Financial's Board of Directors shall not be required to make such San Juan Financial Recommendation to the extent provided in Section 6.11. Notwithstanding any change in the San Juan Financial Recommendation, unless otherwise directed in writing by Banner, this Agreement and the Merger shall be submitted to the shareholders of San Juan Financial at the San Juan Financial Shareholders' Meeting for the purpose of approving the Agreement and the Merger and nothing contained herein shall be deemed to relieve San Juan Financial of such obligation; provided, however, that if the Board of Directors of San Juan Financial shall have effected a change in San Juan Financial Recommendation in accordance with this Agreement, then in submitting this Agreement to San Juan Financial's shareholders, the Board of Directors of San Juan Financial may submit this Agreement to San Juan Financial's shareholders without recommendation (although the resolutions adopting this Agreement and the Plan of Merger as of the date hereof may not be rescinded or amended), in which event the Board of Directors of San Juan Financial may communicate the basis for its lack of a recommendation to San Juan Financial's shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law.

     6.4 Affiliates. San Juan Financial shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of San Juan Financial to deliver to Banner, as soon as practicable after the date of this Agreement, and prior to the date of the meeting of San Juan Financial shareholders to be held pursuant to Section 6.3, a written agreement, in the form of Exhibit B.

     6.5 Nasdaq Listing. Banner shall cause the shares of Banner Common Stock to be issued in the Merger to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Effective Time.

     6.6 Employee Matters. (a) For the one year period following the Effective Time, the employees of San Juan Financial who are employed by the Surviving Corporation or any of its Subsidiaries as of the Effective Time (the "Covered Employees") and who remain employed with the Surviving Corporation or any of its Subsidiaries during such period will continue to be offered participation and coverage under employee benefit plans that are no less favorable in the aggregate than the San Juan Financial Benefit Plans as in effect immediately prior to the Effective Time; provided, that Covered Employees shall be eligible to participate in Banner's employee stock ownership plan.

     (b) To the extent permitted by applicable law or the terms of any applicable insurance policies, Banner shall cause each employee benefit plan of Banner (each a "Banner Benefit Plan") in which Covered Employees are eligible to participate to take into account for purposes of eligibility, vesting and benefit accruals under the Banner Benefit Plans the service of such employees with San Juan Financial and its Subsidiaries (and any predecessor entities) to the same extent as such service was credited for such purpose by San Juan Financial and its Subsidiaries; provided, however, that such service shall not be recognized for purposes of benefit accruals under any defined benefit pension plan, to the extent that such recognition would result in a duplication of benefits with respect to the same period of service, or with respect to newly implemented plans for which prior service is not taken into account. Nothing herein shall limit the ability of Banner or the Surviving Corporation to amend or terminate any of the San Juan Financial Benefit Plans or Banner Benefits Plans in accordance with their terms at any time.

     (c) If Covered Employees become eligible to participate in a medical, dental, health or disability insurance plan of Banner or its Subsidiaries, Banner shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health, dental or disability insurance plans of Banner, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by such employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time for the year in which the Effective Time occurs, in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous medical, dental, health or disability insurance plan of San Juan Financial prior to the Effective Time for the year in which the Effective Time or participation in such medical, dental or health plan of Banner, as applicable, occurs.

     (d) From and after the Effective Time, Banner and its Subsidiaries will honor in accordance with their terms as in effect immediately prior to the Effective Time all Employment Agreements entered into prior to the date hereof; provided that such Employment Agreements shall be subject to any amendment or termination thereof that may be permitted by their terms. At the Effective Time, Banner shall take the actions set forth in Section 6.6(d) of the Banner Disclosure Schedule.

     (e) Without limiting the generality of the final sentence of Section 9.9, nothing in this Section 6.6, express or implied, is intended to or shall confer upon any other person including without limitation any Covered Employee, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no provision of this Section 6.6 shall constitute an amendment of any compensation or benefit plan, program, policy, agreement or other arrangement.

     6.7 Indemnification; Directors' and Officers' Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative (a "Claim"), including any such Claim in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of San Juan Financial or any San Juan Financial Subsidiary or who is or was serving at the request of San Juan Financial or any San Juan Financial Subsidiary as a director or officer of another person (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of San Juan Financial or any of its Subsidiaries prior to the Effective Time or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the Effective Time, the parties shall cooperate and use their best efforts to defend against and respond thereto. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of any Indemnified Party as provided in their respective certificates or articles of incorporation or by-laws (or comparable organizational documents), and any existing indemnification agreements set forth in Section 6.7 of San Juan Financial Disclosure Schedule, shall survive the Merger and shall continue in full force and effect in accordance with their terms, it being understood that nothing in this sentence shall require any amendment to the articles of incorporation or by-laws of the Surviving Corporation.

     (b) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, each Indemnified Party against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any Claim based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of San Juan Financial or any Subsidiary of San Juan Financial, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) or taken at the request of Banner pursuant to Section 6.8 hereof.

     (c) Banner shall cause the individuals serving as officers and directors of San Juan Financial or any of its Subsidiaries immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by San Juan Financial (provided that Banner may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such; provided that in no event shall Banner be required to expend annually in the aggregate an amount in excess of 200% of the annual premiums currently paid by San Juan Financial (which current amount is set forth in Section 6.7 of the San Juan Financial Disclosure Schedule) for such insurance (the "Insurance Amount"), and provided further that if Banner is unable to maintain such policy (or such substitute policy) as a result of the preceding proviso, Banner shall obtain as much comparable insurance as is available for the Insurance Amount.

     (d) The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.8 Additional Agreements. (a) Subject to the terms and conditions of this Agreement, each of San Juan Financial and Banner agree to cooperate fully with each other and to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, at the time and in the manner contemplated by this Agreement, the Merger.

     (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Banner, on the one hand, and a Subsidiary of San Juan Financial, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either party to the Merger, the proper officers and directors of each party and their respective Subsidiaries shall, at Banner's sole expense, take all such necessary action as may be reasonably requested by Banner.

     6.9 Advice of Changes. Each of Banner and San Juan Financial shall promptly advise the other of any change or event (i) having or reasonably likely to have a Material Adverse Effect on it or (ii) that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided further that a failure to comply with this Section 6.9 shall not constitute a breach of this Agreement or the failure of any condition set forth in Article VII to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article VII to be satisfied.

     6.10 Exemption from Liability Under Section 16(b). Prior to the Effective Time, Banner shall take all such steps as may be necessary or appropriate to cause any disposition of shares of San Juan Financial Common Stock or conversion of any derivative securities in respect of such shares of San Juan Financial Common Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act, including any such actions specified in the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom, LLP.

     6.11 No Solicitation. (a) San Juan Financial, each San Juan Financial Subsidiary and each of their respective officers or directors shall not, and shall not knowingly permit any employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of San Juan Financial or any of its Subsidiaries shall to, directly or indirectly (i) solicit, initiate, encourage, facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals regarding any merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving San Juan Financial or any of its Subsidiaries that, if consummated, would constitute an Alternative Transaction (any of the foregoing inquiries or proposals, including any indication of an intention to propose any of the foregoing, being referred to herein as an "Alternative Proposal"), (ii) participate in any discussions or negotiations regarding an Alternative Transaction or (iii) enter into any agreement regarding any Alternative Transaction. Notwithstanding the foregoing, the Board of Directors of San Juan Financial shall be permitted, prior to the meeting of San Juan Financial shareholders to be held pursuant to Section 6.3, and subject to compliance with the other terms of this Section 6.11 and to first entering into an agreement with the person proposing such Alternative Proposal on terms substantially similar to, and no less favorable to San Juan Financial than, those contained in the San Juan Financial

Confidentiality Agreement, to (A) consider and participate in discussions with respect to a bona fide Alternative Proposal received in writing by San Juan Financial, and (B) withdraw, modify or qualify the San Juan Financial Recommendation, in each case if and only to the extent that the Board of Directors of San Juan Financial reasonably determines in good faith after consultation with outside legal counsel that failure to do so could reasonably cause it to violate its fiduciary duties.

     As used in this Agreement, "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) (other than Banner or its affiliates) directly or indirectly, acquires or would acquire more than 30% of the outstanding shares of San Juan Financial or its Subsidiaries or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to a merger of San Juan Financial or any of its Subsidiaries whether from San Juan Financial or any of its Subsidiaries or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, share exchange, consolidation or other business combination involving San Juan Financial or any of its Subsidiaries (other than the Merger and other than a merger, share exchange, consolidation or other business combination solely involving San Juan Financial and one or more of its Subsidiaries), or (iii) any transaction pursuant to which any person (or group of persons) (other than Banner or its affiliates) acquires or would acquire assets (including for this purpose the outstanding equity securities of Subsidiaries of San Juan Financial and securities of the entity surviving any merger or business combination including any of San Juan Financial's Subsidiaries) of San Juan Financial, or any of its Subsidiaries representing more than 25% of the fair market value of all the assets of San Juan Financial and its Subsidiaries, taken as a whole, immediately prior to such transaction.

     (b) San Juan Financial shall notify Banner promptly (but in no event later than 48 hours) after receipt of any Alternative Proposal, or any material modification of or material amendment to any Alternative Proposal, or any request for nonpublic information relating to San Juan Financial or any of its Subsidiaries or for access to the properties, books or records of San Juan Financial or any Subsidiary by any person or entity that informs the Board of Directors of San Juan Financial or any Subsidiary that it is considering making, or has made, an Alternative Proposal. Such notice to Banner shall be made orally and in writing, and shall indicate the identity of the person making the Alternative Proposal or intending to make or considering making an Alternative Proposal or requesting non-public information or access to the books and records of San Juan Financial or any Subsidiary (other than San Juan Title, LLC), and the material terms of any such Alternative Proposal or modification or amendment to an Alternative Proposal. San Juan Financial shall keep Banner fully informed of any material changes in the status and any material changes or modifications in the terms of any such Alternative Proposal, indication or request. San Juan Financial shall also promptly, and in any event within 48 hours, notify Banner, orally and in writing, if it enters into discussions or negotiations concerning any Alternative Proposal in accordance with Section 6.11(a).

     (c) San Juan Financial and its Subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all persons other than Banner who have been furnished confidential information regarding San Juan Financial or its Subsidiaries in connection with the solicitation of or discussions regarding an

Alternative Proposal within the 12 months prior to the date hereof promptly to return or destroy such information. San Juan Financial agrees not to, and to cause its Subsidiaries not to, release any third party from the confidentiality and standstill provisions of any agreement to which San Juan Financial or any of its Subsidiaries is or may become a party, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any person to make an Alternative Proposal.

     (d) San Juan Financial shall ensure that the officers, directors, investment bankers, financial advisors, attorneys and accountants of San Juan Financial or its Subsidiaries are aware of the restrictions described in this
Section 6.11 as reasonably necessary to avoid violations thereof.

     (e) For the avoidance of doubt, it is understood by the parties that, for purposes of this Section 6.11, San Juan Title, LLC is not a Subsidiary of San Juan Financial.

     6.12 Special Distribution. San Juan Financial shall use reasonable best efforts to dispose of its interest in San Juan Title LLC (the "Disposition") prior to the Effective Time. If the Disposition is consummated prior to or contemporaneously with the Effective Time, San Juan Financial shall inform Banner of the amount, net of any Taxes paid or payable by San Juan Financial with respect to the Disposition, realized as a result of the Disposition (the "Disposition Proceeds") and, subject to Banner's reasonable verification of the amount of Disposition Proceeds, shall be permitted to pay to the shareholders of San Juan Financial a special distribution equal the Disposition Proceeds prior to the Effective Time.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite affirmative vote of the holders of San Juan Financial Common Stock entitled to vote thereon.

     (b) Nasdaq Listing. The shares of Banner Common Stock to be issued to the holders of San Juan Financial Common Stock upon consummation of the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

     (c) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (d) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, Injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger.

     7.2 Conditions to Obligations of Banner. The obligation of Banner to effect the Merger is also subject to the satisfaction, or waiver by Banner, at or prior to the Effective Time, of the following conditions:

     (a) Representations and Warranties. The representations and warranties of San Juan Financial set forth in Section 3.2 of this Agreement shall be true and correct (other than for such failures to be true and correct as are de minimis in effect), and the remaining representations and warranties of San Juan Financial set forth in this Agreement shall be true and correct (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect), in each case as of the date of this Agreement and as of the Closing Date as though made on such date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date; provided that, if any of such representations and warranties (other than the representations and warranties contained in Section 3.2, which shall be true and correct other than for such failures to be true and correct as are de minimis in effect) shall not be true and correct (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect), then the condition stated in this clause (a) shall be deemed satisfied unless the cumulative effect of all inaccuracies of such representations and warranties (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect) shall be or have a Material Adverse Effect on San Juan Financial; and Banner shall have received a certificate signed on behalf of San Juan Financial by its Chief Executive Officer or Chief Financial Officer to the foregoing effect.

     (b) Performance of Obligations of San Juan Financial. San Juan Financial shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and Banner shall have received a certificate signed on behalf of San Juan Financial by the Chief Executive Officer or the Chief Financial Officer of San Juan Financial to such effect.

     (c) Federal Tax Opinion. Banner shall have received the opinion of its counsel, Wachtell, Lipton, Rosen & Katz, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of San Juan Financial and Banner.

     (d)   Regulatory Approvals.  All regulatory approvals set forth in
Section 4.4 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred as the "Banner Requisite

Regulatory Approvals"), and no such regulatory approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

     7.3 Conditions to Obligations of San Juan Financial. The obligation of San Juan Financial to effect the Merger is also subject to the satisfaction or waiver by San Juan Financial at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Banner set forth in the last sentence of Section 4.2 of this Agreement shall be true and correct (other than for such failures to be true and correct as are de minimis in effect), and the remaining representations and warranties of Banner set forth in this Agreement shall be true and correct (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect), in each case as of the date of this Agreement and as of the Closing Date as though made on such date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date; provided that, if any of such representations and warranties (other than the representations and warranties contained in the last sentence of Section 4.2, which shall be true and correct other than for such failures to be true and correct as are de minimis in effect) shall not be true and correct (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect), then the condition stated in this clause (a) shall be deemed satisfied unless the cumulative effect of all inaccuracies of such representations and warranties (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect) shall be or have a Material Adverse Effect on Banner; and San Juan Financial shall have received a certificate signed on behalf of Banner by its Chief Executive Officer or Chief Financial Officer to the foregoing effect.

     (b) Performance of Obligations of Banner. Banner shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and San Juan Financial shall have received a certificate signed on behalf of Banner by the Chief Executive Officer or the Chief Financial Officer of Banner to such effect.

     (c) Federal Tax Opinion. San Juan Financial shall have received the opinion of its counsel, Davis Wright Tremaine LLP, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of San Juan Financial and Banner.

     (d)   Regulatory Approvals.  All regulatory approvals set forth in
Section 3.4 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred as the "San Juan Financial Requisite Regulatory Approvals").

                               ARTICLE VIII

                         TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of San Juan Financial or
Banner:

     (a) by mutual consent of San Juan Financial and Banner in a written instrument authorized by the boards of directors of San Juan Financial and Banner, as determined by a vote of a majority of the members of each respective entire board of directors;

     (b) by either San Juan Financial or Banner, if any Governmental Entity that must grant a Banner Requisite Regulatory Approval or a San Juan Financial Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

     (c) by either San Juan Financial or Banner, if the Merger shall not have been consummated on or before July 31, 2007, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement;

     (d) by either Banner or San Juan Financial (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of San Juan Financial, in the case of a termination by Banner, or Banner, in the case of a termination by San Juan Financial, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period;

     (e) by Banner, if (i) San Juan Financial shall have materially and willfully breached its obligations under Section 6.3 or Section 6.11, or (ii) the Board of Directors of San Juan Financial shall have (A) failed to recommend in the Proxy Statement the adoption of the agreement of merger set forth in this Agreement, (B) publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Banner, its recommendation that its shareholders approve or adopt this Agreement or (C) recommended any Alternative Proposal or failed to recommend against any Alternative Proposal that constitutes a tender offer within the 10 Business Day period specified in Rule 14e-2(a) under the Exchange Act (or, in the case of clause (ii), resolved to take any such action), whether or not permitted by the terms hereof;

     (f) by either San Juan Financial or Banner if any approval of the shareholders of San Juan Financial contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the San Juan Financial Shareholders' Meeting or at any adjournment or postponement of such meeting;

     (g) automatically, on a date that is five Business Days after the Determination Date (or on such later date, not later than 20 Business Days after the Determination Date, as the parties may agree) in the event that, as of the Determination Date, the Average Closing Price shall be less than the Lower Floor Price, unless (i) the Board of Directors of San Juan Financial determines by the unanimous vote of its members that the Agreement should not be automatically terminated pursuant to this Section 8.1(g) and gives written notice of such determination to Banner not later than four (4) Business Days after the Determination Date (or on such later date, not later than 19 Business Days after the Determination Date, as the parties may agree) or (ii) Banner gives notice to San Juan Financial on or prior to the fifth Business Day after the date on which automatic termination would occur that it intends to exercise the Banner Fill Option; or

     (h) by Banner, if the Board of Directors of Banner so determines by the vote of a majority of all of its members, and if no Change of Control Event has occurred, by giving written notice to San Juan Financial not later than the end of the second Business Day next following the Determination Date, in the event that, as of the Determination Date, the Average Closing Price shall be more than the Upper Ceiling Price, unless San Juan Financial gives notice to Banner within five Business Days after its receipt of such notice that it intends to exercise the San Juan Financial Fill Option.

     "Banner Fill Option" means an increase in the Aggregate Consideration by an amount that represents the difference between the Lower Floor Price and the Average Closing Price, multiplied by the Total Stock Amount; and "San Juan Financial Fill Option" means a decrease in the Aggregate Consideration by an amount that represents the difference between the Upper Ceiling Price and the Average Closing Price, multiplied by the Total Stock Amount. If the Banner Fill Option or the San Juan Financial Fill Option is exercised, this Agreement shall not terminate, and any increase or decrease in the Aggregate Consideration contemplated by this clause may be effected by an adjustment to the Per Share Cash Consideration, the Per Share Stock Consideration or a combination thereof, at Banner's discretion, provided that in no event shall the proportions of cash and Banner Common Stock issued in the Merger be adjusted so as to prevent the Merger from qualifying as a reorganization pursuant to Section 368(a) of the Code. If the amount of Aggregate Consideration is adjusted pursuant to Section 8.1(g) or 8.1(h), the definitions of Per Share Cash Consideration and Per Share Stock Consideration herein shall be deemed to have been adjusted accordingly.

     The party desiring to terminate this Agreement pursuant to any clause of this Section 8.1 (other than clause (a)) shall give written notice of such termination to the other party in accordance with Section 9.3, specifying the provision or provisions hereof pursuant to which such termination is effected.

     8.2 Effect of Termination. In the event of termination of this Agreement by either San Juan Financial or Banner as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of San Juan Financial, Banner, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 6.2(b), 8.2, 8.3 and
9.2 through and including 9.9 shall survive any termination of this Agreement, and (ii) neither San Juan Financial nor Banner shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     8.3   Fees and Expenses; Termination Fees.

     (a) Except (i) as provided in this Section 8.3 and (ii) with respect to costs and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger, which shall be borne equally by San Juan Financial and Banner, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     (b) San Juan Financial shall pay to Banner, by wire transfer of immediately available funds to such accounts as Banner may designate, the fee provided below in the event that this Agreement is terminated as follows:

          (i) if Banner shall terminate this Agreement pursuant to Section 8.1(e), then San Juan Financial shall pay an amount equal to $1,000,000 (the "Termination Fee") within ten (10) Business Days following such termination;

          (ii) if (A) either party shall terminate this Agreement pursuant to Section 8.1(f) due to the failure to obtain the required San Juan Financial shareholder approval, (B) an Alternative Proposal shall have been publicly announced or otherwise communicated generally to the San Juan Financial shareholders or made known to the senior management or Board of Directors of San Juan Financial prior to the San Juan Financial Shareholder Meeting, and (C) San Juan Financial or San Juan Financial Bank enters into a definitive agreement with respect to, or consummates, an Alternative Transaction within twelve months of the date of such termination of this Agreement, then San Juan Financial shall pay a Termination Fee upon the date of such execution or consummation, whichever is earlier; and

          (iii) if (A) Banner shall terminate this Agreement as a result of a failure to consummate the Merger prior to the date set forth in Section 8.1(c) caused by a material and willful breach of this Agreement by San Juan Financial, or Banner shall terminate this Agreement pursuant to
   Section 8.1(d) as a result of
   a material and willful breach of this Agreement by San Juan Financial, and
   (B) San Juan Financial or San Juan Financial Bank enters into a definitive agreement with respect to, or consummates, an Alternative Transaction within twelve months of the date of such termination of this Agreement, then San Juan Financial shall pay a Termination Fee upon the date of such execution or consummation, whichever is earlier.

     (c) In the event either party fails to pay when due any amount payable under this Section 8.3 and the other party commences a suit that results in a judgment for a Termination Fee, then the prevailing party shall reimburse the other party for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in connection with such suit.

     8.4 Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the shareholders of San Juan Financial and Banner; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of San Juan Financial or Banner, as the case may be, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     8.5 Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE IX

                             GENERAL PROVISIONS

     9.1 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date and at a place to be specified by the parties, which date shall be no later than five Business Days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing) and any periods required to pass prior to the Closing under Section 8.1(g) have passed, unless extended by mutual agreement of the parties (the "Closing Date").

     9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

     9.3 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by an express courier (with confirmation) or sent via electronic mail (with confirmation delivered personally, by mail or by express courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               if to San Juan Financial, to:

               San Juan Financial Holding Company
               225 Blair Avenue
               Friday Harbor, WA  98250
               Attention:  Richard W. Kneipp, President/CEO

               e-mail:  kneipp@rockisland.com

               with a copy to:

               Davis Wright Tremaine LLP
               10500 NE Eighth Street
               Bellevue, WA  98004-4300
               Attention:  Sandra Gallagher-Alford, Esq.

               e-mail:  sgallagheralford@dwt.com

               and

               Davis Wright Tremaine LLP
               1300 SW Fifth Avenue, Suite 2300
               Portland, OR  97201
               Attention:  Anne L. Barragar, Esq.

               e-mail:  annebarragar@dwt.com

               and
               if to Banner, to:

               Banner Corporation
               10 South First Avenue
               Walla Walla, WA 99362
               Attention:  D. Michael Jones, President & Chief Executive
                            Officer
                           Lloyd W. Baker, Chief Financial Officer
               Facsimile:  (509) 526-8873

               with a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 W. 52nd Street
               New York, NY 10019
               Attention:  Adam D. Chinn, Esq.
                           Nicholas G. Demmo, Esq.

               e-mail:     ADChinn@wlrk.com
               and
               e-mail:     NGDemmo@wlrk.com

     9.4 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The San Juan Financial Disclosure Schedule and the Banner Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law.

     9.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

     9.6 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreements, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and the Confidentiality Agreements.

     9.7 Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the internal laws of the State of Washington applicable to contracts made and wholly-performed within such state, without regard to any applicable conflicts of law principles, except to the extent that the application of federal securities laws is mandatory. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Washington. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     9.8 Publicity. Neither San Juan Financial nor Banner shall, and neither San Juan Financial nor Banner shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of Banner, in the case of a proposed announcement or statement by San Juan Financial, or San Juan Financial, in the case of a proposed announcement or statement by Banner; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with and opportunity for review by the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the Nasdaq.

     9.9 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

                    Remainder of Page Intentionally Left Blank

     IN WITNESS WHEREOF, San Juan Financial and Banner have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                              SAN JUAN FINANCIAL HOLDING COMPANY


                              By:/s/Richard W. Kneipp
                                 ------------------------------------------
                                 Name:  Richard W. Kneipp
                                 Title: President & Chief Executive Officer


                              BANNER CORPORATION

                              By:/s/D. Michael Jones
                                 ------------------------------------------
                                 Name:  D. Michael Jones
                                 Title: President & Chief Executive Officer






               Signature Page to Agreement and Plan of Merger

                                                                    Exhibit A
                                                                    ---------

                              ARTICLES OF MERGER
                              ------------------

                      SAN JUAN FINANCIAL HOLDING COMPANY

                                     AND

                              BANNER CORPORATION

                            [______________], 2007

     Pursuant to the provisions of RCW 23B.11.050, the following Articles of Merger are executed for the purpose of merging SAN JUAN FINANCIAL HOLDING COMPANY, a Washington corporation ("San Juan Financial"), into BANNER CORPORATION, a Washington corporation ("Banner").

     1. The Merger. Pursuant to an Agreement and Plan of Merger dated as of December 18, 2006 (the "Agreement"), San Juan Financial and Banner have adopted the following plan of merger (the "Plan"):

          1.1 General. Subject to the terms and conditions of this Agreement, in accordance with the Washington Business Corporation Act (the "WBCA"), effective at _________ p.m. on _________, 2007 (the "Effective Time"), San Juan Financial shall merge (the "Merger") with and into Banner. Banner shall be the surviving corporation in the Merger (the "Surviving Corporation"), and shall continue its corporate existence under the laws of the State of Washington. As of the Effective Time, the separate corporate existence of San Juan Financial shall cease.

          1.2 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Revised Code of Washington ("RCW") 23B.11.060 and other applicable law.

          1.3 Conversion of San Juan Financial Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Banner, San Juan Financial or the holder of any of the following securities:

          (a) Each share of common stock, par value $0.01 per share, of Banner (the "Banner Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

          (b) All shares of common stock, par value $1.00 per share, of San Juan Financial (the "San Juan Financial Common Stock") issued and outstanding immediately prior to the Effective Time that are beneficially owned by Banner or any Subsidiary of San Juan Financial (other than shares of San Juan Financial Common Stock held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties and other than shares of San Juan

    Financial Common Stock held, directly or indirectly, by Banner or a Subsidiary of San Juan Financial in respect of a debt previously contracted) shall be cancelled and shall cease to exist and no stock of Banner or other consideration shall be delivered in exchange therefor.

          (c) Except as provided in clause (b) above, each share of San Juan Financial Common Stock issued and outstanding immediately before the Merger (other than Dissenting Shares) shall be converted into the right to receive (i) $________ (the "Per Share Cash Consideration"), (ii) _________ shares of Banner Common Stock (the "Per Share Stock Consideration"), and
    (iii) the Per Share Additional Consideration, if any.

          (d) All of the shares of San Juan Financial Common Stock converted into the right to receive the Merger Consideration pursuant to the Plan shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of San Juan Financial Common Stock (each, a "Certificate") shall thereafter represent only the right to receive the Merger Consideration, Additional Consideration (if any) and/or cash in lieu of fractional shares, into which the shares of San Juan Financial Common Stock represented by such Certificate have been converted pursuant to this Section 1.3 and Section 1.9(h), as well as any dividends to which holders of San Juan Financial Common Stock become entitled in accordance with Section 1.9(e).

          (e) Notwithstanding any other provision contained in the Agreement, no shares of San Juan Financial Common Stock that are issued and outstanding as of the Effective Time and that are held by a shareholder who has properly exercised such shareholder's appraisal rights (any such shares being referred to herein as "Dissenting Shares") under RCW 23B.13.210 and RCW 23B.13.230 shall be converted into the right to receive the Merger Consideration as provided in Section 1.3 (c) and instead shall be entitled to such rights (but only such rights) as are granted by RCW Chapter 23B.13 (unless and until such shareholder shall have failed to perfect, or shall have effectively withdrawn or lost, such shareholder's right to dissent from the Merger under the WBCA) and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the WBCA. If any such shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, each of such holder's shares of San Juan Financial Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive the Merger Consideration and the Additional Consideration (if any) in accordance with the applicable provisions of the Agreement.

          1.4   Stock Options and Other Stock-Based Awards.

          (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each option to purchase shares of San Juan Financial Common Stock granted to employees or directors of San Juan Financial or any of its Subsidiaries under the San Juan Financial 2001 Stock Option Plan, as amended and the award agreements thereunder (collectively, the "San Juan Financial Stock Plans") that is outstanding immediately prior to the Effective Time (collectively, the "San Juan

    Financial Options") regardless of whether or not vested, shall be cancelled and shall only entitle the holder thereof the right to receive, as soon as reasonably practicable following the Effective Time, a lump sum cash payment, without interest, equal to the product of (x) the number of shares subject to such San Juan Financial Option and (y) the excess, if any, of (i) the Per Share Cash Consideration plus the value of the Per Share Stock Consideration over (ii) the exercise price per share of such San Juan Financial Option; provided, however, that Banner shall be entitled to deduct and withhold such amounts as may be required to be deducted and withheld under the Code and any applicable state or local Tax law.
          (b) As of the Effective Time, each restricted share of San Juan Financial Common Stock granted to any employee or director of San Juan Financial under a San Juan Financial Stock Plan that is outstanding immediately prior to the Effective Time (collectively, the "San Juan Financial Restricted Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive (the "Banner Restricted Share Right"), on the same terms and conditions as applied to each such San Juan Financial Restricted Share immediately prior to the Effective Time (including the same transfer restrictions), the Merger Consideration determined in accordance with Section 1.3, and treating such San Juan Financial Restricted Shares in the same manner as all other shares of San Juan Financial Common Stock for such purposes; provided, however, that Banner shall be entitled to deduct and withhold such amounts as may be required to be deducted and withheld under the Code and any applicable state or local Tax law.

          1.5 If, as of March 31, 2006, the Effective Time has not occurred, the holders of San Juan Financial Common Stock issued and outstanding immediately before the Effective Time shall be entitled to receive additional consideration as set forth in this Section and in Section 1.3(c)(iii). The "Additional Consideration" shall equal any dividends or distributions declared by the Board of Directors of Banner on the Banner Common Stock with a record date on or after March 31, 2007, but before the Effective Time, that would have been payable with respect to the Banner Common Stock included in the Merger Consideration, after giving effect to any adjustments provided for herein, if such Banner Common Stock had been issued and outstanding as of such record date. The "Per Share Additional Consideration" shall be equal to the quotient obtained by dividing the Additional Consideration by the total number of shares of San Juan Financial Common Stock issued and outstanding immediately prior to the Effective Time.

          1.6 Articles of Incorporation of Banner. At the Effective Time, the articles of incorporation of Banner, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

          1.7 By-laws of Banner. At the Effective Time, the by-laws of Banner, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

          1.8 Tax Consequences. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and that the Agreement shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

          1.9   Exchange Procedures.
                -------------------

          (a) Banner has appointed, in compliance with the terms of the Agreement, __________________ (the "Exchange Agent"), pursuant to an agreement (the "Exchange Agent Agreement"), to act as exchange agent hereunder.

          (b) Banner has deposited, or has caused to be deposited, with the Exchange Agent, (i) certificates representing the number of shares of Banner Common Stock sufficient to deliver, and Banner shall instruct the Exchange Agent to timely deliver, the Total Stock Amount, and (ii) immediately available funds equal to the Total Cash Amount (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 1.9(h) (collectively, the "Exchange Fund") and the Additional Consideration (if any) and Banner shall instruct the Exchange Agent to timely pay or deliver the Merger Consideration, the Additional Consideration (if any) and such cash in lieu of fractional shares, in accordance with this Agreement.

          (c) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Certificate(s) which immediately prior to the Effective Time represented outstanding shares of San Juan Financial Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.3 and any cash in lieu of fractional shares of Banner Common Stock to be issued or paid in consideration therefor (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) shall pass, only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificate(s))) (the "Letter of Transmittal") to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement and (ii) instructions for use in surrendering Certificate(s) in exchange for the Merger Consideration, the Additional Consideration (if any) and any cash in lieu of fractional shares of Banner Common Stock to be issued or paid in consideration therefor in accordance with Section 1.9(h) upon surrender of such Certificate and any dividends or distributions to which such holder is entitled pursuant to Section 1.9(e).

          (d) Upon surrender to the Exchange Agent of its Certificate(s), accompanied by a properly completed Letter of Transmittal, a holder of San Juan Financial Common Stock will be entitled to receive, promptly after the Effective Time, the Merger Consideration (with the aggregate Cash Consideration paid to each such holder rounded to the nearest cent), the Additional Consideration to which such holder is entitled (if any) and any cash in lieu of fractional shares of Banner Common Stock to be issued or paid in consideration therefor in respect of the shares of San Juan Financial Common Stock represented by its Certificate(s). Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration, the Additional Consideration (if any) and any cash in lieu of fractional shares of Banner Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with, and any dividends or distributions to which such holder is entitled pursuant to, the Agreement and these Articles.

          (e) No dividends or other distributions with respect to Banner Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Banner Common Stock represented thereby, in each case unless and until the surrender of such Certificate in accordance with these Articles of Merger. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with the Agreement and these Articles of Merger the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Banner Common Stock represented by such Certificate and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Banner Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Banner Common Stock issuable with respect to such Certificate.

          (f) In the event of a transfer of ownership of a Certificate representing San Juan Financial Common Stock that is not registered in the stock transfer records of San Juan Financial, the proper amount of cash and/or shares of Banner Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such San Juan Financial Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate or establish to the satisfaction of Banner that the Tax has been paid or is not applicable. The Exchange Agent (or, subsequent to the first anniversary of the Effective Time, Banner) shall be entitled to deduct and withhold from the cash portion of the Merger Consideration, any cash in lieu of fractional shares of Banner Common Stock, any Additional Consideration to which the holder is entitled, and cash dividends or distributions payable pursuant to Section 1.9(e) hereof and any other cash amounts otherwise payable pursuant to this Agreement to any holder of San Juan Financial Common Stock such amounts as the Exchange Agent or Banner, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or Banner, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of San Juan Financial Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or Banner, as the case may be.

          (g) After the Effective Time, there shall be no transfers on the stock transfer books of San Juan Financial of any shares of San Juan Financial Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of San Juan Financial Common Stock that occurred prior to the Effective Time.

    If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration, the Additional Consideration (if any) and any cash in lieu of fractional shares of Banner Common Stock to be issued or paid in consideration therefor in accordance with the procedures set forth in the Agreement and these Articles of Merger.

          (h) Notwithstanding anything to the contrary contained in the Agreement, no certificates or scrip representing fractional shares of Banner Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to Banner Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Banner. In lieu of the issuance of any such fractional share, Banner shall pay to each former shareholder of San Juan Financial who otherwise would be entitled to receive such fractional share, an amount in cash (rounded to the nearest cent) determined by multiplying (i) the Average Closing Price by (ii) the fraction of a share (after taking into account all shares of San Juan Financial Common Stock held by such holder at the Effective Time and rounded to the nearest one thousandth when expressed in decimal form) of Banner Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.3.

          (i) Any portion of the Exchange Fund and any Additional Consideration that remains unclaimed by the shareholders of San Juan Financial as of the first anniversary of the Effective Time shall be paid to Banner. Any former shareholders of San Juan Financial who have not theretofore complied with the Agreement and these Articles of Merger shall thereafter look only to Banner with respect to the Merger Consideration and the Additional Consideration, any cash in lieu of any fractional shares and any unpaid dividends and distributions on the Banner Common Stock deliverable in respect of each share of San Juan Financial Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Banner, San Juan Financial, the Exchange Agent or any other person shall be liable to any former holder of shares of San Juan Financial Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (j) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Banner or the Exchange Agent, the posting by such person of a bond in such amount as Banner may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and Additional Consideration deliverable in respect thereof pursuant to the Agreement and these Articles of Merger.

          1.10 Definitions. In addition to terms defined elsewhere in these Articles of Merger, as used in these Articles of Merger, the following terms shall have the meanings set forth below:

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Merger Consideration" means the aggregate Per Share Stock Consideration and Per Share Cash Consideration payable or issuable in connection with the Merger.

          "Subsidiary" means any bank, corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, that is now or was for any fiscal year ending after December 31, 2004, consolidated with San Juan Financial for financial reporting purposes under U.S. generally accepted accounting principles.

          "Tax" or "Taxes" means (i) any and all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon and (ii) any liability for any items described in clause (i) above under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as successor or transferee, by contract or otherwise.

          "Total Cash Amount" means $                  .
                                     ------------------

          "Total Stock Amount" means           shares of Banner Common Stock.
                                     ---------

     2. The Agreement and the Plan were duly approved by the shareholders of San Juan Financial pursuant to RCW 23B.11.030.

     3. Approval of the Agreement and the Plan by the shareholders of the Banner was not required pursuant to RCW 23B.11.030.

                                   BANNER CORPORATION


                                   By:
                                      ---------------------------------------
                                      Name:
                                      Title:

                                                                    Exhibit B
                                                                    ---------

                             Form of Affiliate Letter
                             ------------------------

Banner Corporation
10 South First Avenue
Walla Walla, WA 99362

Ladies and Gentlemen:

     I have been advised that as of the date hereof I may be deemed to be an "affiliate" of San Juan Financial Holding Company, a Washington corporation ("San Juan Financial"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of December 18, 2006 (the "Merger Agreement"), by and between Banner Corporation, a Washington corporation ("Banner"), and San Juan Financial, San Juan Financial shall be merged with and into Banner (the "Merger"). All terms used in this letter but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     I represent, warrant and covenant to Banner that in the event I receive any Banner Common Stock as a result of the Merger:

     I shall not make any sale, transfer or other disposition of Banner Common Stock in violation of the Act or the Rules and Regulations.

     I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Banner Common Stock to the extent I believed necessary with my counsel or counsel for San Juan Financial.

     I have been advised that the issuance of Banner Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the shareholders of San Juan Financial I may be deemed to have been an affiliate of San Juan Financial and the distribution by me of Banner Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Banner Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Banner, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     I understand that Banner is under no obligation to register the sale, transfer or other disposition of Banner Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     I also understand that stop transfer instructions will be given to Banner's transfer agents with respect to Banner Common Stock and that there will be placed on the certificates for Banner Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

     "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration."

     I also understand that unless the transfer by me of my Banner Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Banner reserves the right to put the following legend on the certificates issued to my transferee:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legends set forth above shall be removed by delivery of substitute certificates without such legend, and/or the issuance of a letter to Banner's transfer agent removing such stop transfer instructions, and the above restrictions on sale will cease to apply, if (A) one year (or such other period as may be required by Rule 145(d)(2) under the Securities Act or any successor thereto) shall have elapsed from the Closing Date and the provisions of such Rule are then available to me; or (B) if two years (or such other period as may be required by Rule 145(d)(3) under the Securities Act or any successor thereto) shall have elapsed from the Effective Date and the provisions of such Rule are then available to me; or (C) I shall have delivered to Banner (i) a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Banner, or other evidence reasonably satisfactory to Banner, to the effect that such legend and/or stop transfer instructions are not required for purposes of the Securities Act or (ii) reasonably satisfactory evidence or representations that the securities represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145 under the Securities Act or pursuant to an effective registration under the Securities Act.

     I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporate or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

     It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms.

     Execution of this letter should not be construed as an admission on my part that I am an "affiliate" of San Juan Financial as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                              Very truly yours,


                              By:
                                 ----------------------------------
                                 Name:
Accepted this [___] day of
[__________], 200_

BANNER CORPORATION


By:
   -------------------------------
   Name:
   Title:

                               Exhibit 99.1

                   Press Release dated December 19, 2006.

                                             Contact:   D. Michael Jones,
                                                        President and CEO
                                                        Lloyd W. Baker, CFO
                                                             (509) 527-3636

                                                                  News Release
==============================================================================

                 BANNER CORPORATION SIGNS DEFINITIVE AGREEMENT
                 TO ACQUIRE SAN JUAN FINANCIAL HOLDING COMPANY

Walla Walla, WA - December 19, 2006 - Banner Corporation (Nasdaq: BANR), the parent company of Banner Bank, today announced the signing of a definitive merger agreement with San Juan Financial Holding Company, the parent company of Islanders Bank, Friday Harbor, Washington, in a stock and cash transaction valued at approximately $40.8 million. In connection with the transaction, San Juan Financial Holding Company will merge into Banner Corporation. The merger will expand Banner's presence in the North Puget Sound region of Washington State. A conference call and investor presentation regarding the merger will be held tomorrow at 8:00 a.m. PST.

Founded in 1981, Islanders Bank is a state chartered commercial community bank with three full service branches, approximately $151.7 million in assets, $128.7 million in deposits, $109.1 million in loans and $17.8 million in shareholders' equity at September 30, 2006. Islanders Bank specializes in commercial and residential financing, serving small to medium-sized businesses, professionals and individuals in its local markets.

"Banner currently operates six branches and one loan office in the North Puget Sound region. This acquisition allows us to better serve our customers and complements our existing operation in that area of Washington," said D. Michael Jones, President and Chief Executive Officer of Banner Corporation. "We believe that Islanders Bank's experienced management team shares our dedication to delivering premium financial services to customers and is poised for continued excellent growth."

"We are very pleased to be joining the Banner team, which brings financial strength, additional management experience and new technological capabilities to our organization," stated Dick Kneipp, President and Chief Executive Officer of Islanders Bank. "Given Banner's operating philosophy and management style, we believe our two organizations will form an effective combination. We will now be able to offer a broader range of services to our customers, increased lending limits, and expanded branch and ATM networks. Both banks have long histories of community involvement and I am confident our employees and customers will feel very comfortable in joining with Banner."

"Given Islanders Bank's low-cost deposit structure and history of good earnings performance, along with Banner's ability to transfer loans now being participated with other banks to Islanders Bank, we expect this acquisition to modestly add to Banner's net income and earnings per share during the first year following acquisition and to provide further earnings accretion in subsequent years," noted Jones.

According to the terms of the definitive agreement, San Juan Financial Holding Company shareholders will receive 2.2503 shares of Banner Corporation common stock and $16.48 in cash for each San Juan Financial Holding Company share. The acquisition, which has been approved by the Boards of Directors of both companies, is subject to, among other contingencies, approval by regulators and San Juan Financial Holding Company shareholders. The transaction is expected to close during the second quarter of 2007.

Conference Call
The Company will host a conference call tomorrow, Wednesday, December 20, 2006, at 8:00 a.m. PST, to discuss the acquisition. The conference call can be accessed live by telephone at 303-262-2139. To view a slideshow presentation and to listen to the call online, go to the Company's website at www.bannerbank.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11079465# until Wednesday, December 27, 2006 or via the Internet at www.fulldisclosure.com.

Banner Corporation is the parent company of Banner Bank, a commercial bank that operates a total of 58 branch offices and 12 loan offices in 24 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

                                 (more)

BANR Acquisition
December 19, 2006
Page 2


ADDITIONAL INFORMATION AND WHERE TO FIND IT
-------------------------------------------

Banner Corporation intends to file with the Securities and Exchange Commission a registration statement on Form S-4, and San Juan Financial Holding Company expects to mail a proxy statement/prospectus to its security holders, containing information about the transaction. Investors and security holders of Banner Corporation and San Juan Financial Holding Company are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Banner Corporation, San Juan Financial Holding Company and the proposed merger. In addition to the registration statement to be filed by Banner Corporation and the proxy statement/prospectus to be mailed to the security holders of San Juan Financial Holding Company, Banner Corporation files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov. The documents filed by Banner Corporation may also be obtained free of charge from Banner Corporation by requesting them in writing at Banner Corporation, 10 South First Avenue, Walla Walla, WA 99362, or by telephone at (509) 527-3636. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by Banner Corporation on its website at www.bannerbank.com.

The directors, executive officers, and certain other members of management and employees of San Juan Financial Holding Company are participants in the solicitation of proxies in favor of the merger from the shareholders of San Juan Financial Holding Company. Information about the directors and executive officers of San Juan Financial Holding Company will be included in the proxy statement/prospectus. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

FORWARD-LOOKING STATEMENTS
--------------------------

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and other guidance on future periods (including, among others, statements regarding the benefits of the acquisition of San Juan Financial Holding Company by Banner), which forward-looking statements are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from stated objectives. These factors include but are not limited to: competition in the financial services market for both deposits and loans as well as regional and general economic conditions; and Banner's ability to successfully complete consolidation and conversion activities, incorporate acquisitions into its operations, retain key employees, increase its customer base, achieve cost savings and successfully generate commercial, consumer and real estate loans. Additional factors that may affect future results are contained in Banner's filings with the SEC, which are available at the SEC's web site http://www.sec.gov, including in Banner's Annual Report on Form 10-K for the year ended December 31, 2005, under the heading "Risk Factors." Banner undertakes no responsibility to update or revise any forward-looking statements.

                                      # # #

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                                Exhibit 99.2

                Presentation of Banner dated December 19, 2006

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